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                           CONSTRUCTION LOAN AGREEMENT


                                      among


                TAUBMAN MACARTHUR ASSOCIATES LIMITED PARTNERSHIP,
                                  as Borrower,




                    BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK,
                     AKTIENGESELLSCHAFT, NEW YORK BRANCH and
                   THE OTHER BANKS AND FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO,
                                   as Lenders,


                                       and


                     BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK
                      AKTIENGESELLSCHAFT, NEW YORK BRANCH,
                                    as Agent






                          Dated as of October 28, 1997





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



                                TABLE OF CONTENTS


                                                                            Page


SECTION 1.  DEFINITIONS..................................................  2
        1.1  Defined Terms...............................................  2
        1.2  Other Definitional Provisions............................... 17

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................. 17
        2.1  Agreement to Lend and to Borrow; Notes...................... 17
        2.2  Determination of Amounts of Loan Advances................... 18
        2.3  Budget Evaluation........................................... 19
        2.4  Budget Reallocation and Adjustments......................... 19
        2.5  Use of Proceeds............................................. 20

SECTION 3.  BORROWING PROCEDURES......................................... 20
        3.1  Procedure for Borrowing..................................... 20
        3.2  First Advance and Subsequent Advances....................... 20
        3.3  Waivers of Conditions....................................... 21
        3.4  Advances to Pay Interest.................................... 21
        3.5  Optional Prepayments........................................ 22
        3.6  Conversion and Continuation Options......................... 22
        3.7  Minimum Amounts of Tranches; Maximum Number of
                Tranches................................................. 23
        3.8  Interest Rates and Payment Dates............................ 23
        3.9  Computation of Interest and Fees............................ 23
        3.10  Inability to Determine Interest Rate....................... 24
        3.11  Pro Rata Treatment and Payments............................ 24
        3.12  Illegality................................................. 25
        3.13  Legal Requirements......................................... 25
        3.14  Taxes...................................................... 27
        3.15  Indemnity.................................................. 28
        3.16  Substitution of Lenders.................................... 29
        3.17  Extension of Maturity Date................................. 30

SECTION 4.  REPRESENTATIONS AND WARRANTIES............................... 31
        4.1  Formation and Existence..................................... 31
        4.2  Power and Authority......................................... 32
        4.3  Authorization; Enforceable Obligations...................... 32
        4.4  No Litigation............................................... 32
        4.5  Consents, Approvals, Authorizations, Etc.................... 32
        4.6  No Legal Bar................................................ 33
        4.7  Compliance with Building Codes, Zoning Laws,
                Etc...................................................... 33
        4.8  No Default.................................................. 33
        4.9  Taxes....................................................... 33
        4.10  Availability of Utilities.................................. 33
        4.11  Brokerage.................................................. 33
        4.12  Permits, Etc............................................... 34
        4.13  Financial Statements....................................... 34
        4.14  ERISA...................................................... 34
        4.15  Solvency................................................... 35

                                                                            Page


        4.16  Roads...................................................... 35
        4.17  REA and Leases............................................. 35
        4.18  Accuracy of Information; Full Disclosure................... 35
        4.19  Mall Site in Buildable Condition........................... 36
        4.20  Plans under REA............................................ 36

SECTION 5.  AFFIRMATIVE COVENANTS........................................ 36
        5.1  Construction................................................ 36
        5.2  Performance under Other Agreements.......................... 37
        5.3  No Encroachments............................................ 37
        5.4  Application of Insurance and Condemnation Proceeds.......... 37
        5.5  Certain Notices............................................. 38
        5.6  Plan Changes................................................ 38
        5.7  Indemnification............................................. 39
        5.8  Expenses.................................................... 39
        5.9  Construction Schedule....................................... 40
        5.10  Inspection of Books and Records............................ 40
        5.11    Movement of Unincorporated Materials..................... 40
        5.12  Inspection Reports......................................... 41
        5.13  Financial Statements; Other Information.................... 41
        5.14  Administration Fee......................................... 42
        5.15  Leasing.................................................... 42

SECTION 6.  NEGATIVE COVENANTS........................................... 43
        6.1  Additional Debt............................................. 43
        6.2  Changes in Plans............................................ 43
        6.3  ............................................................ 43
        6.4  Changes in Agreements....................................... 43
        6.5  Transactions with Affiliates................................ 44
        6.6  Appointment of Manager; Amendment of Third Party Management
                Agreement. .............................................. 44

SECTION 7.  CONDITIONS PRECEDENT TO FIRST ADVANCE........................ 44
        7.1  Closing Documents........................................... 44
        7.2  Fees........................................................ 48
        7.3  Agency Construction Funding................................. 49
        7.4  Accounting.................................................. 49
        7.5  Representations and Warranties.............................. 49
        7.6  No Default or Event of Default.............................. 49
        7.7  Notices of Leasehold Mortgage............................... 49
        7.8   Surety Bonds; Construction Contracts....................... 49
        7.9  Additional Matters.......................................... 49

SECTION 8.  CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES.................. 49

                                                                            Page


        8.1  All Subsequent Advances..................................... 49
        8.2  Completion of Improvements.................................. 52

SECTION 9.  EVENTS OF DEFAULT............................................ 53
        9.1  Events of Default........................................... 53
        9.2  Lenders' Right to Apply Loan Proceeds....................... 56
        9.3  Lenders' Right to Stop Advancing Funds and to Accelerate
             the Loans................................................... 57
        9.4  Lenders' Right to Complete.................................. 57
        9.5  Power of Attorney........................................... 58

SECTION 10.  THE AGENT................................................... 58
        10.1  Appointment................................................ 58
        10.2  Delegation of Duties....................................... 58
        10.3  Exculpatory Provisions..................................... 59
        10.4  Reliance by Agent.......................................... 59
        10.5  Notice of Default.......................................... 59
        10.6  Non-Reliance on Agent and Other Lenders.................... 60
        10.7  Indemnification............................................ 60
        10.8  Agent in Its Individual Capacity........................... 61
        10.9  Successor Agent............................................ 61
        10.10  Rights of Agent and the Lenders........................... 61
        10.11  Participation.  .......................................... 63
        10.12  Liability of Agent........................................ 64

SECTION 11.  GENERAL CONDITIONS.......................................... 65
        11.1  No Waivers................................................. 65
        11.2  Lenders and Agent Sole Beneficiary......................... 65
        11.3  Notices.................................................... 65
        11.4  Modifications.............................................. 66
        11.5  Rights Cumulative.......................................... 66
        11.6  Sign....................................................... 67
        11.7  Schedules.................................................. 67
        11.8  Successors and Assigns..................................... 67
        11.9  Governing Law.............................................. 67
        11.10  Submission to Jurisdiction................................ 67
        11.11  WAIVERS OF JURY TRIAL..................................... 68
        11.12  Captions.................................................. 68
        11.13  Adjustments; Set-off...................................... 68
        11.14  Counterparts.............................................. 68
        11.15  Severability.............................................. 69
        11.16  Integration............................................... 69
        11.17  Cure Rights of Agency..................................... 69
        11.18  Exculpation............................................... 69
        11.19  Non-Recourse to TRG Partners.............................. 70

SCHEDULES

Schedule 1      Borrower Construction Plans


EXHIBITS

Exhibit A       Form of Borrowing Certificate and Requisition
Exhibit B       Form of Note
Exhibit C       Form of Assignment and Acceptance
Exhibit D       Solvency Certificate

                           CONSTRUCTION LOAN AGREEMENT
                           ---------------------------


            THIS AGREEMENT is made as of the 28th day of October, 1997 among TAUBMAN MACARTHUR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AKTIENGESELLSCHAFT, NEW YORK BRANCH, the New York branch of a German banking corporation as administrative agent (in such capacity, the "Agent") for itself and the other banks and financial institutions from time to time parties to this Agreement (the Agent, together with such other banks and financial institutions, being sometimes referred to collectively as "Lenders" and individually as a "Lender").


                                    RECITALS
                                    --------

            A. The Borrower is developing and constructing a regional shopping mall in the Downtown North Area of Norfolk, Virginia to be known as "MacArthur
Center", containing approximately 930,000 square feet of gross leasable area (the "Mall"), which Mall may include an entertainment center. The Norfolk Redevelopment and Housing Authority in its capacity as the Redevelopment Commission of the City of Norfolk (the "Agency") is leasing to Borrower a portion of the Mall, as more particularly described in Schedule A to the Mortgage (the "Leased Premises"). The Mall is to be anchored by Nordstrom, Inc., which will lease its site (the "Nordstrom Site") directly from the Agency and Dillards, Inc. which will lease its site (the "Dillards Site") directly from Borrower.

            B. Borrower has requested Lenders to make loans to Borrower in the aggregate principal amount not to exceed $150,000,000 in order to provide the financing for (i) construction of improvements to be located on the Leased Premises and (ii) certain other costs, as described in the Budget referred to below.

            C. Subject to the terms and conditions of this Agreement, Lenders will make the loans to Borrower.

                                    AGREEMENT
                                    ---------

          SECTION 1. DEFINITIONS
                     -----------

          1.1 Defined Terms. For the purposes of this Agreement each of the following terms shall have the meaning given such term below:


          Administrative Fee: As defined in Section 3.14.

          Affected Bank: As defined in Section 3.16

          Agent: As defined in the Preamble, including any successor agent appointed pursuant to this Agreement.

          Affiliate: As to any Person, any other Person (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          Agency: As defined in the Recitals.

          Agency Construction Plans: Any schematic plan, design development document, plan or specification delivered by the Agency to Agent with respect to the Public Components (as defined in the Project Agreement).

          Agency Estoppel: The certificate dated as of the date of this Agreement addressed to the Agent for the benefit of the Lenders from the Agency in which the Agency certifies the amount it has funded to date for completion of the Agency's Work and other amounts which it is required to fund pursuant to the Project Documents and other matters reasonably requested by the Agent.

          Agency Documents: The collective reference to the Project Agreement and the Mall Lease.

          Agency's Work: shall mean the design and construction of the Public Components (as defined in the Project Agreement).

          Agreement: This Construction Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

          Anchor Leases: The collective reference to the Dillards Lease, the Nordstrom's Lease, the Nordstrom Supplement, the Dillards' Supplement and any lease or other agreement entered into by Borrower with a department store which occupies the Third Anchor Parcel (as defined in the Mortgage).

          Applicable Margin: with respect to each Type of Loan at any date, the applicable percentage per annum set forth below:


  Eurodollar Loans              1.20%

  Prime Rate Loans              0.50%



     provided, if during any Interest Period the Negative Rating Condition exists, the Applicable Margin shall be increased by 0.15% with respect to the Guarantied Principal for such Interest Period (and remain as stated above with respect to the Non-Guarantied Principal) and provided, further, during the Second Extension Period, the then Applicable Margin (after giving effect to any increase pursuant to the proviso above) shall be increased by 0.15% with respect to the entire principal amount of the Loans outstanding.

          Architect: Hobbs & Black Associates, Inc. or such architect as Borrower may engage from time to time with the prior written consent of Agent if required under the terms of this Agreement.

          Architect's Agreement: The Agreement dated January 15, 1996 between Borrower and the Architect as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of Agent in accordance with the terms of this Agreement.

          Architect's Certificate: A certificate (which shall include standard form G-702) by the Architect delivered to the Agent on or before the date of the initial advance of the Loan, satisfactory in form and substance to Agent.

          Assignee: As defined in subsection 10.11(b).

          Assignment  of Leases:  The  Assignment of Leases dated as of the date
     this  Agreement  made  by  Borrower  to  Agent,   as  it  may  be  amended,
     supplemented or otherwise modified from time to time.

          Automatic Acceleration Default: As defined in the Mortgage.

          Available Commitment: As to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans theretofore made by such Lender, provided that from and after the Termination Date, the Available Commitment shall equal zero.

          Borrower: As defined in the Preamble.

          Borrowing Certificate and Requisition: A certificate by a Responsible Officer, delivered to Agent on each Borrowing Date, substantially in the form of Exhibit A.

          Borrowing Date: Any Business Day (or LIBOR Business Day for a Eurodollar Loan) specified in a notice pursuant to subsection 3.1 as a date on which Borrower requests Lenders to make Loans hereunder.

          Borrower Construction Plans: The plan, design development document and specifications delivered by Borrower to Agent with respect to the Private Components (as defined in the Project Agreement), a schedule of which is attached hereto as Schedule 1.

          Borrower  Documents:   The  collective  reference  to  the  Management
     Agreement, the Partnership Agreement, the REA, the Dillards' Supplement, the Nordstrom Supplement and the Construction Documents.

          Borrower's Work: Shall mean the design and Construction of the Private Components (as defined in the Project Agreement).

          Budget: The budget previously delivered to and approved by Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

          Budget Deficit: As defined in subsection 2.3.

          Business Day: A day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          Code: The Internal Revenue Code of 1986, as amended from time to time.

          Collateral: The collective reference to the Leased Premises and any other property encumbered by the Security Documents.

          Commitment: As to any Lender, the obligations of such Lender to make Loans to Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the signature page to this Agreement.

          Commitment Amount: At any time, the aggregate principal amount of the Loans outstanding at such time plus the sum of the Available Commitment of each Lender at such time.

          Commitment Percentage: As to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          Commitment Period: The period from and including the date hereof to but not including the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

          Commonly Controlled Entity: An entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          Completion or Completed: Shall mean, with respect to the Improvements, completion of the Improvements in accordance with each of the conditions set forth in Section 8.2.

          Completion Guaranty: The Completion Guaranty dated of even date herewith made by Guarantor in favor of Agent, as it may be amended, supplemented or otherwise modified from time to time.

          Construction Agreement: The agreement dated on or about the date hereof, between Borrower and the Construction Manager, providing for the construction of the Improvements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          Construction Documents: The collective reference to the Construction Agreement, the Architect's Agreement, the Engineer's Agreement and the Permits.

          Construction Manager: Sordoni Skanska Construction Co. or such other construction manager or general contractors as may be engaged by Borrower from time to time in connection with the construction of the Improvements with the Agent's prior written approval if required under the terms of this Agreement.

          Construction Manager's Certificate: A certificate by the Construction Manager (which shall include standard form

     G-702) delivered to the Agent on or before the date of the initial advance of the Loan, satisfactory in Form and substance to Agent.

          Consulting Professional: Inspection & Valuation International, Inc., or such other architectural or engineering consultant as Lenders may engage from time to time to examine the Plans, changes in the Plans and Budget cost breakdowns and estimates, to make periodic inspections of the progress on construction of the Improvements on Lenders' behalf and to advise and render reports to Lenders.

          Contractual Obligation: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          Default: Any of the events specified in subsection 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          Dillards: Dillards Department Stores, Inc., a Delaware corporation.

          Dillards' Improvements: The improvements constituting a Dillards retail department store containing approximately 260,000 square feet of space to be constructed on the Dillards' Site and to be operated by Dillards.

          Dillards' Lease: The Land Sublease dated as of November 22, 1996 between Dillards and the Borrower for the occupancy of the Dillards' Site.

          Dillards' Site: As defined in the Recitals.

          Dillards' Supplement: The Supplemental Agreement dated as of November 22, 1996 by and between Borrower and Dillards.

          Dollars and $: Dollars in lawful currency of the United States of America.

          Engineer: Michael Baker Jr., Inc or such other engineer as may be engaged by Borrower from time to time in connection with the construction of the Improvements with the Agent's prior written approval if required under this Agreement.

          Engineer's Agreement: The agreement dated on or about the date hereof between Borrower and the Engineer, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of Agent if required under this Agreement.

          Engineer's Certificate: A certificate from the Engineer delivered to the Agent on or before the date of the initial advance of the Loan, satisfactory in form and substance to Agent.

          Environmental Indemnity: The Environmental Indemnity Agreement dated as of the date of this Agreement made by Borrower and the Guarantor in favor of Lenders as the same may be amended, supplemented or otherwise modified from time to time.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA Plan: At a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          Eurodollar Loans: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          Eurodollar Rate: with respect to each Eurodollar Loan during a specified Interest Period, the rate of interest per annum obtained by dividing (i) the Eurodollar rate commencing on the first day of such Interest Period, appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two LIBOR Business Days prior to the beginning of such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage, rounded upward to the next 1/100th of one percent) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable as of a date which is two LIBOR Business Days prior to the beginning of such Interest Period to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks (the "Reference Banks") at or about 11:00 A.M., London time, two LIBOR Business Days prior to the beginning of such Interest Period, to prime banks in the interbank eurodollar market for delivery on the first day of such Interest Period, for a period equal to such Interest Period, and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period, as adjusted for reserve requirements pursuant the previous sentence. Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations.

     If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Agent, at approximately 11:00 A.M., New York City time, on the date that is two LIBOR Business Days prior to the beginning of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to such Interest Period, and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period, as adjusted for reserve requirements pursuant the above definition.

          Event of Default: Any of the events specified in subsection 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          Federal Funds Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York for such day provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted to Agent by three federal funds brokers of recognized standing selected by it on such day on such transactions.

          Financing Lease: Any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          First Extended Maturity Date: As defined in Section 3.17.

          First Extension: The extension of the Initial Maturity Date until the First Extended Maturity Date pursuant to Section 3.17.

          Force Majeure Delay: Any cause or event which is beyond the reasonable control and not due to the fault or negligence of Borrower, which delays, prevents or prohibits the construction of the Improvements, including, without limitation, acts of God or the elements, fire, strikes, labor disputes, delays in delivery of material and disruption of shipping.

          GAAP: Generally accepted accounting principles in the United States of America in effect from time to time.

          Garage Agreement: as defined in the definition of REA.

          Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guarantied Obligations: As defined in the Payment Guaranty.

          Guarantied Principal: As defined in the Payment Guaranty.

          Guaranties:  The collective  reference to (i) the Completion Guaranty,
     (ii) the Payment Guaranty and (iii) the Environmental Indemnity.

          Guarantor: The Taubman Realty Group Limited Partnership, a Delaware limited Partnership.

          Guaranty Percentage: As defined in the Payment Guaranty.

          Hypo: Bayerische Hypotheken-Und Wechsel-Bank Aktiengesellschaft, New York Branch.

          Improvements: The Borrower's Work to be constructed on the Leased Premises in accordance with Borrower Construction Plans.

          Indebtedness:  Of any Person at any date, means,  without  duplication
     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including trade obligations), (b) all obligations of such Person as the lessee under Financing Leases, (c) current liabilities in respect of unfunded vested benefits under any ERISA Plan, (d) obligations under letters of credit issued for the account of such Person, (e) obligations under bankers' or trade acceptance facilities,
     (f) all guarantees of such Person of any Indebtedness or other obligation of any other Person, (g) all endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss, (h) all obligations secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest on any other indebtedness of such Person payable on any of the items described above in this definition and (j) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

          Initial Maturity Date: October 27, 2000.

          Insolvency: With respect to any Multiemployer Plan, the condition that such ERISA Plan is insolvent within the meaning of Section 4245 of ERISA.

          Insolvent: Pertaining to a condition of Insolvency.

          Interest Payment Date: The first Business Day of each calendar month.

          Interest Period: With respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (to the extent funds are available for such six-month period) thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (to the extent funds are available for such six-month period) thereafter, as selected by Borrower by irrevocable notice to Agent not less than three LIBOR Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

               (B) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

               (C) any Interest Period pertaining to a Eurodollar Loan that begins on the last LIBOR Business

          Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month.

          Land: the parcel of land demised by the Agency to Borrower under the Mall Lease.

          Leased Premises: As defined in the Recitals.

          Leases:  All  subleases,  underlettings,   concession  agreements  and
     licenses of any portion of the Leased Premises, now existing or entered into in the future to which Borrower is a party.

          Legal  Requirement:  As to  any  Person,  any  law,  treaty,  rule  or
     regulation  or   determination  of  an  arbitrator  or  a  court  or  other
     Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Lender or Lenders: As defined in the Preamble.

          LIBOR Business Day: A day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required by law to close.

          Lien: Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          Loan: Any loan made by any Lender pursuant to this Agreement.

          Loan Documents: The collective reference to this Agreement, the Notes, the Security Documents, the Guaranties, the Environmental Indemnity and all other documents and instruments from time to time evidencing or securing the Loan.

          Major Agreements: The collective reference to the Project Documents, the Construction Documents and the Anchor Leases, as the same may be amended, supplemented, modified or replaced from time to time with the prior written consent of Agent in accordance with the terms hereof.

          Major Leases: Any lease or sublease of space by Borrower which demises in excess of 10,000 square feet.

          Mall: As defined in the Recitals.

          Mall Lease: The Deed of Ground Lease dated as of June 14, 1996 between the Agency, as lessor, and Borrower, as lessee, as it may be amended, supplemented or otherwise modified with Lenders' prior written approval in accordance with subsection 6.4.

          Management Agreement: any management agreement entered into by Borrower and Manager in accordance with the terms of this Agreement, as it may be amended, supplemented or otherwise modified from time to time with Lenders' prior written approval in accordance with subsection 6.4.

          Manager: an entity engaged by Borrower from time to time in accordance with this Agreement to operate and lease the Mall.

          Material Adverse Effect: A material adverse effect on (a) the business, operations, property, financial condition or prospects of Borrower or Guarantor which would materially impair Borrower's or the Guarantor's ability to perform its obligations under this Agreement or any of the other Loan Documents or any of the Project Documents or (b) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Agent or the Lenders thereunder.

          Maturity Date: The Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, whichever is applicable.

          Moody's: Moody's Investors Service, Inc. and its successors.

          Mortgage: The Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the date of this Agreement made by Borrower to the trustee named therein for the benefit of Agent, as it may be amended, supplemented or otherwise modified from time to time.

          Multiemployer Plan: An ERISA Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          Negative Rating Condition: At any time, (a) the Guarantied Obligations of the Loan is above zero and (b) the Guarantor has a long-term senior unsecured debt rating of below BBB- by S&P and below Baa3 by Moodys.

     provided that if S&P and/or Moody's shall cease to issue ratings of debt securities of Guarantor, then the Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, the existence of the Negative Rating Condition shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the rating in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, the existence of the Negative Rating Condition shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

          Non-Excluded Taxes: As defined in subsection 3.14.

          Non-Guarantied Principal: As defined in the Payment Guaranty.

          Nordstrom: Nordstrom, Inc., a Washington corporation.

          Nordstrom  Improvements:   The  improvements   constituting  a  retail
     department store containing approximately 160,000 square feet of space to be constructed on the Nordstrom Site and to be operated by Nordstrom.

          Nordstrom's Lease: The Lease dated as of November 22, 1996 between Nordstrom and the Agency for the occupancy of the Nordstrom Site and improvements.

          Nordstrom's  Supplement:   The  Supplemental  Agreement  dated  as  of
     November 22, 1996 by and between Borrower and Nordstrom.

          Note or Notes: The collective reference to the Notes dated as of the date of this Agreement made by Borrower to the order of each Lender, as the same may be amended, supplemented, modified, extended, restated or replaced from time to time (including, without limitation, any new or replacement notes issued to any Lender pursuant to subsection 10.11(d) of this Agreement).

          NPA: Norfolk Place Associates, L.P., a Virginia limited partnership.

          Outside Completion Date: February 15, 2000 subject to extension for Force Majeure delays, but in no event later than March 10, 2000.

          Participants: As defined in subsection 10.11(a).

          Partnership  Agreement:   The  Agreement  of  Limited  Partnership  of
     Borrower dated as of May 11, 1995, as it may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.4(b).

          Payment Guaranty: The Payment Guaranty dated as of the date of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          PBGC: The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          Permits: All consents, licenses and building permits required for construction, completion, occupancy and operation of the Improvements in accordance with all Legal Requirements affecting the Project.

          Permitted Encumbrances: As defined in the Mortgage.

          Permitted Exceptions: As defined in the Mortgage.

          Person: An individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          Plans: The collective reference to the Agency Construction Plans and Borrower Construction Plans, as such plans and specifications may be amended, supplemented or otherwise modified from time to time in accordance with subsections 6.2 and 6.3.

          Prime Rate: The rate of interest publicly announced by Agent's New York Branch in New York, New York from time to time as its prime commercial lending rate. The prime commercial lending rate is not intended to be the lowest rate of interest charged by such Branch in connection with the extension of credit to debtors.

          Prime Rate Loans: Loans the rate of interest applicable to which is based upon the Prime Rate.

          Project: The collective reference to the Land and the Improvements.

          Project Agreement: The Land Disposition and Development Contract dated May 31, 1994 between the Agency and NPA as assigned by NPA to Borrower pursuant to an Assignment and Assumption Agreement dated May 11, 1995 and as amended by a First Amendment dated as of May 8, 1995, a Second Amendment dated November 13, 1995 and a Third Amendment dated March 11, 1996 and as it may be further amended, supplemented or otherwise modified from time to time in accordance with subsection 6.4.

          Project Documents: The collective reference to the Agency Documents and the Borrower Documents.

          REA: The collective reference to (i) the Construction, Operation and Reciprocal Easement Agreement dated as of November 22, 1996 by and among Borrower, Nordstrom, Dillards and the Agency and (ii) the Parking Development, Operation and Maintenance Agreement (the "Garage Agreement") dated as of June 14, 1996 by and among the City, the Agency, Borrower, Nordstrom and Dillards, as each may be further amended, supplemented or otherwise modified from time to time in accordance with subsection 6.4.

          Regal Lease: That certain Lease dated February 12, 1997 between Borrower and Regal Cinema, Inc, as it may be amended, supplemented or otherwise modified from time to time.

          Register: As defined in subsection 10.11(c).

          Reorganization: With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          Reportable Event: Any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

          Required Lenders: At any time, Lenders the Commitment Percentages of which aggregate at least 66 2/3%.

          Rents: All rights of Borrower in respect of cash and securities deposited under any Lease and the right to receive and collect the revenues, income, rents, issues and profits of any Lease.

          Responsible Officer: Shire Rothbart, Brian Lasher, Richard McGlinn or Mary Zebrowski or such other individual as shall be named by a Responsible Officer by notice to Agent.

          S&P: Standard & Poor's Ratings Group and its successors.

          Second Extension: The extension of the First Extended Maturity Date until the Second Extended Maturity Date pursuant to Section 3.17.

          Second Extension Period: As defined in Section 3.17.

          Security Agreement: The Security Agreement and Assignment of Contracts made by Borrower to Agent dated as of the date of this Agreement as it may be amended, supplemented or otherwise modified from time to time.

          Security Documents: The collective reference to the Mortgage, the Assignment of Leases, the Security Agreement and all other documents from time to time entered into or consented to by Borrower which secure the repayment of the Notes.

          Single Employer Plan: Any ERISA Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          Solvency Certificate: A certificate substantially in the form of Exhibit D.

          Solvent: means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          Termination Date: the date that is six months after the Outside Completion Date.

          Title Company: Lawyers Title Insurance Company, or such other title company as may be approved in writing by Agent.

          Tranche: The collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

          Transferee: As defined in subsection 11.8(f).

          Trust Property: As defined in the Mortgage.

          Type: As to any Loan, its nature as a Prime Rate Loan or a Eurodollar Loan.

          Unincorporated Materials: Materials purchased or manufactured for incorporation in the Improvements but, at the time an advance under the Loan is made to pay the cost therefor, not yet incorporated in the Improvements.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
                     -------------------------------


          2.1 Agreement to Lend and to Borrow; Notes. (a) Subject to the conditions and upon the terms provided for in this Agreement, each Lender severally agrees to make loans to Borrower in an aggregate principal amount not to exceed the amount of the Commitment of such Lender, but only during the Commitment Period. The Loans may from time to time be (a) Eurodollar Loans, (b) Prime Rate Loans or (c) a combination thereof, as determined by Borrower and notified to Agent in accordance with subsection 3.1.

          (b) The Loans made by each Lender shall be evidenced by a Note of Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender. Each Lender is hereby authorized to record the date and amount of each advance and payment or prepayment of principal of its Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Note of each Lender shall (a) be dated the date hereof, (b) be stated to mature on the Maturity Date and (c) provide for the payment of interest in accordance with subsection 3.8.

          2.2 Determination of Amounts of Loan Advances.

          (a) Disbursements for costs of constructing and equipping the Improvements included in the Budget, shall be made as such costs are incurred; the amount of the costs which have been incurred shall be determined by the Agent, in its reasonable discretion, based upon certifications of Borrower, the Construction Manager and the Consulting Professional and such other evidence as may be reasonably required by the Agent, less the amount which Borrower retains under the relevant construction contracts. Upon final completion of the work performed by any contractor or subcontractor substantially in accordance with the Plans, as certified to Agent by the Construction Manager and confirmed by the Consulting Professional, Agent shall release that portion of the retention allocated to the work performed by such contractor or subcontractor in accordance with the Budget, provided that Agent shall have received a final lien waiver and sworn statement from such contractor or subcontractor.



          (b) The Lenders, upon instruction by the Agent, shall advance from time to time portions of the Loans to pay costs of Unincorporated Materials; provided, that, in no event shall the outstanding amount of the Loans disbursed to pay the costs of Unincorporated Materials at any one time exceed the sum of $3,500,000. Any such advances shall be made subject to satisfaction of all other conditions of this Agreement applicable to advances of the Loan and each of the following conditions:

               (1) the Unincorporated Materials, whether stored on or off the Leased Premises, shall be secured, segregated and identifiable in a manner reasonably satisfactory to the Agent;

               (2) the Agent shall be given the complete address of the place of storage of any Unincorporated Materials stored off the Land and the Consulting Professional shall be allowed access at reasonable times to inspect such Unincorporated Materials;

               (3) the Agent shall be provided with insurance with respect to the Unincorporated Materials of kinds, in form and amount and written by insurers satisfactory to the Agent and covering the Agent as an insured;

               (4) except as provided in clause (8) below, the Agent shall have received evidence satisfactory to it that Borrower has good title to the Unincorporated Materials, free from any lien or encumbrances, upon payment therefor;

               (5) the Agent shall have received copies of any documents of title and warehouse receipts that evidence title to the Unincorporated Materials;

               (6) the Agent shall have received such documents and instruments, including, without limitation, financing statements, security agreements, consents of manufacturers, vendors, warehousemen and bailees, as the Agent may reasonably require to evidence or perfect the Agent's lien on the Unincorporated Materials;

               (7) upon request by Agent, the Agent shall have received evidence satisfactory to it that all specially fabricated Unincorporated Materials have been fabricated in accordance with the Plans; and

               (8) if the Agent advances amounts to pay contract deposits for Unincorporated Materials, and title has not passed to Borrower, the Agent shall have received a first, perfected, enforceable security interest in Borrower's rights in the contract for the purchase of such materials and any sums payable or refundable to Borrower thereunder, and, if requested by the Agent, the contract vendor shall have consented to such assignment and agreed to perform its obligations under such contract for the benefit of the Agent.

          2.3 Budget Evaluation. If at any time Agent, after reallocation of any amounts under subsection 2.4, reasonably determines after consultation with Borrower that the portion of the Available Commitment allocated to any line item of the Budget is not sufficient to pay the cost of completing such line item, except, so long as no Event of Default is continuing, the line item for interest, (any such deficiency, a "Budget Deficit"), Borrower shall be required to pay costs of such line item or items as to which the Budget Deficit exists with funds from some other source (including the contingency line item) before Lenders advance proceeds of the Loans to pay such costs and upon such payment by Borrower, such Budget Deficit shall be remedied.

          2.4 Budget Reallocation and Adjustments. If at any time the Available Commitment allocated to any line item shown on the Budget exceeds the amount necessary for such line item, then Borrower, with the approval of Agent, which approval shall not be unreasonably withheld or delayed, may allocate the amount of such excess to any other line item shown on the Budget that Agent deems to be insufficient, or if no other line item is insufficient Borrower may reallocate the amount of such excess to any other line item shown on the Budget (including contingency), provided, however, such reallocation shall require Agent's prior approval, such approval not to be unreasonably withheld and which approval shall not be required if the aggregate amount of such reallocation is for an amount less then $5,000,000.

          2.5 Use of Proceeds. The proceeds of the Loans shall be used by Borrower only for payment of costs specified in the Budget.


          SECTION 3. BORROWING PROCEDURES
                     --------------------


          3.1 Procedure for Borrowing. Borrower shall give Agent irrevocable notice (which notice must be received by Agent prior to 10:00 A.M., New York City time, seven Business Days prior to the Borrowing Date (which date shall be prior to the Termination Date) requesting that Lenders make loans on the Borrowing Date and specifying (i) the amount to be borrowed, (ii) whether the Loans are to be initially Eurodollar Loans, Prime Rate Loans, or a combination thereof, and (iii) if the Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice Agent shall promptly notify each Lender thereof. Provided all conditions to an advance of the Loan proceeds have been satisfied or otherwise waived by Agent in accordance with the terms hereof, Lenders shall deposit in an account designated by Borrower for transmittal upon Borrower's order, in immediately available funds, the amount of the advance then requested. Upon the occurrence and during the continuance of an Event of Default, at Agent's option, Lenders may advance funds by payment directly to the third party to whom an amount is payable and Agent shall provide Borrower with notice promptly after such advance is made. The execution of this Agreement by Borrower constitutes an irrevocable authorization to Lenders to advance Loan proceeds as provided in this subsection. No further authorization shall be necessary to warrant such direct advances. All sums advanced by direct payment to third parties shall reduce the Available Commitment, shall be evidenced by the Notes and shall be secured by the Security Documents. Lenders shall have no obligation to make advances of the Loan proceeds more often than once in each calendar month. Lenders shall have no obligation to see to the disposition of any direct payments to any contractor or other Person.

          3.2 First Advance and Subsequent Advances. The first advance of Loan proceeds shall be made upon satisfaction of all conditions specified in Section 7 of this Agreement. All advances after the first advance shall be made upon satisfaction of all conditions specified in Section 8 of this Agreement.

          3.3 Waivers of Conditions. (a) Agent, in its sole discretion may, but shall have no obligation to, waive any requirements imposed on Borrower for giving notice of borrowing.

          (b) If any or all conditions precedent to an advance of Loan proceeds have not been satisfied on any Borrowing Date, Agent, in its sole discretion, may, but shall have no obligation to, waive such conditions and disburse all or a part of the requested advance subject however, to the provisions of Section
11.4 hereof. No person dealing with Borrower, directly or indirectly, shall have standing to object to such waiver. Such waivers and advances pursuant to such waivers shall be deemed made pursuant to this Agreement and not in modification of this Agreement.

          3.4 Advances to Pay Interest. (a) Included in the Budget are amounts allocated to pay interest on the Loans. Subject to the conditions set forth below, Borrower shall request advances to be made on each Interest Payment Date for the purpose of paying the interest due or to become due at such time, in which event Lenders shall be authorized and are hereby directed to disburse the amount of such interest by crediting the bank account maintained by Borrower with Agent. No separate fund or account shall be created for such interest. In no event shall Lenders be obligated to make any advance if the request for such advance does not contain a direction to pay interest on the Loans due at the time of such advance unless Borrower has paid interest to Lenders directly from a source other than the Loan proceeds. Any such request for an advance of interest shall be accompanied by a direction by Borrower to Lenders to charge such bank account for the amount of such interest then due and advanced to Borrower by Lenders. Notwithstanding the foregoing, Borrower hereby requests Lenders to make advances to pay such interest on the day when each interest payment is due in the amount of interest then due, by crediting such amount to the bank account maintained by Borrower with Agent and charging such account for such interest. Lenders may comply with the foregoing request at any time, notwithstanding any failure by Borrower to make a more specific request.

          (b) Agent, in its discretion, may refuse to advance for the payment of interest at such time and so long as either a Default or an Event of Default has occurred and is continuing. If Agent determines not to advance for the payment of interest for such reason, Agent shall so notify Borrower and Borrower shall be obligated to pay all interest becoming due on the Loans after such notice from a source other than Loan proceeds, in the manner and at the times provided in the Notes, provided that if Agent is stayed or otherwise prohibited from providing such notice, Borrower shall nevertheless be liable for all interest becoming due.

          3.5 Optional Prepayments. Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, provided that (a) Borrower shall have given at least four Business Days' prior notice to Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Prime Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, (b) all accrued and unpaid interest to the date of such prepayment on the amount being prepaid is then paid and (c) any amounts payable pursuant to subsection 3.15 are then paid. Upon receipt of any such notice Agent shall promptly notify each Lender thereof. Amounts prepaid on account of the Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          3.6 Conversion and Continuation Options. (a) Borrower may elect from time to time to convert Eurodollar Loans to Prime Rate Loans by giving Agent irrevocable notice no later than 11:00 A.M. at least three LIBOR Business Days prior to such requested conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Prime Rate Loans to Eurodollar Loans by giving Agent irrevocable notice no later than 11:00 A.M. at least three LIBOR Business Days prior to such requested conversion. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Prime Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and Agent has determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving notice to Agent, in accordance with the applicable provisions of the term
"Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and Agent has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted, at Agent's election, to Prime Rate Loans or one-month Eurodollar Loans on the last day of such then expiring Interest Period.

          3.7 Minimum Amounts of Tranches; Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be at least equal to $1,000,000. No more than five Eurodollar Tranches in the aggregate may be outstanding at any time under this Agreement and the Notes.

            3.8 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus the Applicable Margin.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is
(x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 4% or (y) in the case of overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 4%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment); provided, however, that in the case of overdue interest, the rate described in clause (y) shall not apply if such interest is paid within three Business Days after written notice to Borrower.

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          3.9 Computation of Interest and Fees. (a) Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Agent shall as soon as practicable notify Borrower and Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate, or the Eurocurrency Reserve Requirements, shall become effective as of the opening of business on the day on which such change becomes effective. Agent shall as soon as practicable notify Borrower and Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. Agent shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by Agent in determining any interest rate pursuant to subsection 3.9(a).

          3.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their affected Loans during such Interest Period,

Agent shall give telecopy or telephonic notice thereof to Borrower and Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Prime Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Loans shall be made or continued as such, nor shall Borrower have the right to convert Loans to Eurodollar Loans.

          3.11 Pro Rata Treatment and Payments. (a) Each borrowing by Borrower from the Lenders hereunder, each payment by Borrower on account of any fees hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by Lenders. All payments (including prepayments) to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to Agent, for the account of Lenders, at Agent's office specified in subsection 11.3, in Dollars and in immediately available funds. Agent shall distribute such payments to Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a

Eurodollar Loan becomes due and payable on a day other than a LIBOR Business Day, the maturity thereof shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding LIBOR Business Day.

          (b) Unless Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to Agent, Agent may assume that such Lender is making such amount available to Agent, and Agent may (but shall be under no obligation), in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to Agent by the required time on the Borrowing Date therefor, such Lender shall pay to Agent, on demand, such amount with interest thereon at a rate equal to the daily Federal Funds Rate for the period until such Lender makes such amount immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to Agent by such Lender within three Business Days of such Borrowing Date, Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, from Borrower, provided that (i) the foregoing shall not impair any of Borrower's rights or remedies against such Lender and (ii) Agent shall promptly notify such Lender that it has defaulted under this Agreement.

          3.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Legal Requirement or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Prime Rate Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.15.

          3.13 Legal Requirements. (a) If the adoption of or any change in any Legal Requirement or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in any such case made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower after it becomes aware of such increased costs, through Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through Agent, to Borrower shall be conclusive in the absence of manifest error. No Lender shall be entitled to any compensation pursuant to this Section relating to any period more than 90 days prior to the date notice thereof is given to Borrower by such Lender.

          (b) If any Lender shall have determined that any change in any Legal Requirement regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in any such case made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to Agent) of a written request therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If, subsequent to the date of this Agreement, any Lender obtains actual knowledge of any increased costs or losses of yield as described above or any indemnified Non-Excluded Taxes described in subsection 3.14(a) below (collectively, "Indemnified Losses"), Agent, on behalf of such Lender, shall promptly notify Borrower thereof, and Lenders agree to use reasonable efforts (without incurring material costs and without undertaking to restructure or reallocate any assets other than the Loans) to minimize any Indemnified Losses. Notwithstanding any provision to the contrary in this subsection or subsection 3.15, Borrower shall not be required to reimburse or indemnify Lenders for any Indemnified Losses to the extent any such Indemnified Losses are incurred or attributable to the period ending 90 days after Borrower's receipt of notice of such Indemnified Losses, provided such Indemnified Losses shall not apply retroactively and Borrower shall prepay the Loans pursuant to subsection 3.5 hereof within such 90-day period (such prepayment to be made at Borrower's sole option).

          3.14 Taxes. (a) All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of or in addition to income taxes) imposed on Agent or any Lender as a result of a present or former connection between Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the Notes, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure. Any Lender making a claim against Borrower for the payment of Non-Excluded Taxes under this Section shall provide prompt notice to Borrower that such taxes are due. Notwithstanding anything contained herein to the contrary, Borrower shall not be responsible for the payment of any Taxes incurred more than 90 days prior to Borrower's receipt of such notice.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to Borrower and Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to Borrower and Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower or Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Transferee pursuant to Section 10.11 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          3.15 Indemnity. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) failure by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

          3.16  Substitution of Lenders.  (a) If any Lender (an "Affected Bank")
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) amounts pursuant to Section 3.13 (any such amounts referred to as "Additional Costs") or (ii) is unable to make or maintain a Eurodollar Loan as a result of a condition described in Section 3.12, or (iii) defaults in its obligations to make Advances in accordance with the terms of this Agreement, Borrower may, within 90 days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.12 to be applicable) or the occurrence of such default, as the case may be, give notice (a "Replacement Notice") to Agent (which will promptly forward a copy of such notice to each Lender) of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

      In the event Borrower gives the notice provided for in clause (x) above, and if the Affected Bank shall not agree within 30 days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.12 or if the Affected Bank shall not cure such default within five days of its receipt thereof, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of Section 3.11) terminate the Affected Bank's entire Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections
3.5 and all Additional Costs.

      In the event Borrower gives the notice provided for in clause (y) above, and if (i) Agent shall, within 30 days of its receipt of the Replacement Notice, notify Borrower and each Lender in writing that the Replacement Bank is reasonably satisfactory to Agent and (ii) the Affected Bank shall not, prior to the end of such 30-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.12 or if the Affected Bank shall not cure such default, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank and otherwise in accordance with the provisions of Section 10.11(b). In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under
Section 3.15. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Lender under this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall (except to the extent of any damages caused by a default by such Lender) be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 3.14.

      Borrower, Agent and the Lenders shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

          3.17 Extension of Maturity Date. Borrower shall have the option to extend the Initial Maturity Date for a period of one year, from the date that is one day after the Initial Maturity Date to the date that is one year after the Initial Maturity Date (the "First Extended Maturity Date") and for a further period (the "Second Extension Period") of one year from the date that is one day after the First Extended Maturity Date to the date (the "Second Extended Maturity Date") that is one year after the First Extended Maturity Date, provided that the following conditions are satisfied for each such extension:

          (a) at least 60 days prior to the Initial Maturity Date or the First Extended Maturity Date, as the case may be, Agent shall have received:

               (i) written notice from Borrower of its election to extend the Initial Maturity Date or the First Extended Maturity Date, as the case may be; and

               (ii) an extension fee, for the account of the Lenders, in an amount equal to (a) 0.10% for the First Extension and (b) 0.25% for the Second Extension, of the Commitment Amount as of the Initial Maturity Date or the First Extended Maturity Date, as the case may be;

          (b) no Default or Event of Default shall have occurred and be continuing as of the Initial Maturity Date or the First Extended Maturity Date, as the case may be.


          SECTION 4. REPRESENTATIONS AND WARRANTIES
                     ------------------------------

          In order to induce Lenders to enter into this Agreement and to make the Loan, Borrower covenants, represents and warrants to Lenders as follows:

          4.1 Formation and Existence. (a) Borrower (i) is a duly organized and validly existing limited partnership, formed under the laws of the State of Delaware, (ii) has all requisite power and authority to consummate the transactions contemplated in the Loan Documents and the Project Documents and
(iii) is in compliance with all applicable Legal Requirements, except to the extent that the failure to comply would not be likely to result in a Material Adverse Effect.

          (b) The Guarantor (i) is a duly organized and validly existing limited partnership, formed and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to be a Partner, (iii) has all requisite power and authority to authorize and has authorized Borrower to consummate the transactions contemplated in the Loan Documents and (iv) is in compliance with all applicable Legal Requirements, except to the extent that the failure to comply would not reasonably be expected to have a Material Adverse Effect.

          4.2 Power and Authority. The consummation of the transactions contemplated in the Loan Documents and the Project Documents and the performance or observance of Borrower's obligations under the Loan Documents and the Project Documents have been duly authorized by all necessary action on the part of Borrower and Guarantor.

          4.3 Authorization; Enforceable Obligations. (a) The Loan Documents have been duly executed and delivered on behalf of Borrower and each constitutes, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (b) The Project Documents have been duly executed and delivered, constitute the legal, valid and binding obligations of Borrower, and to the best of Borrower's knowledge, the other parties to such agreements, have not been amended, modified or terminated (except for certain amendments thereto, copies of which have been furnished to Agent) and are in full force and effect. The rights of Borrower under each of the Project Agreement, the Management Agreement, the REA and the Mall Lease may be assigned to Lenders without the consent of any Person. Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired the leasehold created by the Mall Lease (other than the Permitted Exceptions). To the best of Borrower's knowledge, there exists no default of any party under the Project Documents and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under the Project Documents.

          4.4 No Litigation. There is no action, suit or proceeding pending against or directly involving Borrower or the Collateral, or to the best of Borrower's knowledge threatened in writing against or directly involving Borrower or the Collateral which would have a Material Adverse Effect or would materially adversely affect the Collateral in any court, or before or by any Governmental Authority, whether federal, state, county or municipal, which has not been disclosed in writing to Agent.

          4.5 Consents, Approvals, Authorizations, Etc. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Authority is required in connection with the valid execution and delivery of the Loan Documents or the Agency Documents or the carrying out or performance of any of the transactions required or contemplated by the Loan Documents or the Agency Documents in each case by Borrower or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished (other than the recording of the Mortgage and filing of UCC-1 Financing Statements) or will be obtained or accomplished prior to the time any such action requiring consent is undertaken.

          4.6 No Legal Bar. The execution, delivery and performance of the Loan Documents and the Project Documents, borrowings under this Agreement and the use of the proceeds of the Loan will not violate any Legal Requirement affecting or any Contractual Obligation of Borrower or Guarantor and will not result in, or require, the creation or imposition of any Lien on any of Borrower's properties or revenues pursuant to any Legal Requirement or Contractual Obligation, except for the Lien of the Security Documents.

          4.7 Compliance with Building Codes, Zoning Laws, Etc. To the best of Borrower's knowledge, there are no existing violations of any Legal Requirement affecting the Land or the construction, use or occupancy of the Improvements.

          4.8 No Default. Borrower is not in default under or with respect to any Contractual Obligation in any respect which has a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.9 Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed, and has paid all taxes shown to be due and payable on such returns or on any assessments made against Borrower or the Project and all other taxes, fees or other charges imposed on Borrower or the Project by any Governmental Authority (other than those taxes, the amount or validity of which is being contested in good faith by appropriate proceedings diligently prosecuted and with respect to which prior notice has been given to Agent and reserves reasonably satisfactory to Agent have been provided or a bond reasonably satisfactory to Agent has been posted); and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

          4.10 Availability of Utilities. All utility services and facilities necessary for the construction of the Improvements without impediment or delay (including, without limitation, gas, electrical, water and storm and sanitary sewage services and facilities) will be available at the boundaries of the Land upon the commencement of construction and all utility services necessary for the operation of the Improvements for their intended purposes will be available at or within the boundaries of the Land when needed.

          4.11 Brokerage. No brokerage or other fee, commission or compensation is to be paid by Lenders in connection with this Loan as a result of any actions by Borrower or any Affiliate of Borrower or Lender.

          4.12 Permits, Etc. All Permits for the construction of Borrower's Work and to the extent that Borrower is obligated to perform any of the Agency's Work in accordance with any of the Project Documents, all permits for the Construction of such Agency's Work that Borrower is obligated to obtain and which are required to the date that this representation is being made or reaffirmed have been obtained and are in full force and effect.

          4.13 Financial Statements. Any and all financial statements delivered to Lenders by or on behalf of Borrower or Guarantor are true and correct in all material respects and fairly present the financial conditions of their subjects as of their respective dates, no material adverse change has occurred in the financial conditions reflected since their respective dates and no additional Indebtedness has been incurred by Borrower since the respective dates of the latest statements, other than the borrowings contemplated by this Agreement or other Indebtedness which has been approved by Lenders in writing. No such financial statement or any certificate or statement furnished to Lenders by or on behalf of Borrower or Guarantor in connection with the transactions contemplated by this Agreement, and no representation or warranty in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such financial statements, certificates or other statements or this Agreement not misleading in any material respect.

          4.14 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any ERISA Plan, and each ERISA Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or an ERISA Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such ERISA Plan allocable to such accrued benefits. Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under ERISA Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such ERISA Plans allocable to such benefits.

          4.15 Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

          4.16 Roads. All roads necessary for the use of the Improvements for their intended purposes and required by Governmental Authorities have either been completed or the necessary rights of way therefor are owned by Borrower or have been acquired by appropriate Governmental Authorities or dedicated to public use and accepted by said Governmental Authorities, and all necessary steps have been taken by Borrower and said Governmental Authorities to assure the complete construction and installation thereof no later than the Outside Completion Date or any earlier date required by any Legal Requirement, any Lease or the REA.

          4.17 REA and Leases. The REA and all existing Leases in respect of the Project are unmodified and in full force and effect, there exists no default by Borrower, or to the best of Borrower's knowledge, by any other party under the REA or any existing Leases, and all conditions to the effectiveness and continuing effectiveness the REA and all existing Leases required to be satisfied as of the date hereof have been satisfied.

          4.18 Accuracy of Information; Full Disclosure. All written information, reports and other papers and data with respect to Borrower furnished to Lenders by Borrower were, to the best of Borrower's knowledge, at the time the same were so furnished or as of the date of such report or information, correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give Lenders a true and accurate knowledge of the subject matter of such information, reports, or other papers and data in all material respects. All projections with respect to Borrower furnished to Lenders by or on behalf of Borrower, as supplemented, were prepared and presented in good faith by Borrower. No fact is known to Borrower which has or is reasonably likely to have a Material Adverse Effect, which has not been set forth in the financial statements referred to in subsection 4.13 or in such information, reports, papers and data or otherwise disclosed in writing to Lenders prior to the date hereof. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Agent or any Lender in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, contains to Borrower's knowledge any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Agent and Lenders in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business, prospects, profits or financial condition of Borrower or the ability of Borrower to perform this Agreement.

          4.19 Mall Site in Buildable Condition. The Agency has delivered the Leased Premises in "Buildable Condition" as such term is defined in the Project Agreement.

          4.20 Plans under REA. Borrower has delivered all Plans required to be delivered under the REA to the other parties to the REA and such Plans have either been approved or deemed approved pursuant to the terms of the REA by all of such parties.


            SECTION 5.  AFFIRMATIVE COVENANTS.
                        ----------------------

          Borrower agrees, unless otherwise consented to in writing by Agent or Lenders, as applicable, that, so long as the Commitments remain in effect or the Notes remain outstanding and unpaid or any amount is owing to any Lender hereunder or under any of the other Loan Documents, Borrower shall fully keep and perform each of the covenants set forth in this Section.

          5.1 Construction. (a) Borrower shall complete the erection and equipping of Borrower's Work with due diligence on or before the Outside Completion Date subject to and in accordance with the Borrower Construction Plans, this Agreement, the REA, the Project Agreement and the Leases, and shall diligently enforce all of its rights, if any, under any of the Project Documents to cause the Agency to complete the erection and equipping of the Agency's Work with due diligence, subject to and in accordance with the Agency Construction Plans and the Project Agreement. Borrower shall construct and equip Borrower's Work and shall diligently enforce all of its rights, if any, under any of the Project Documents to cause the Agency to construct and equip the Agency's Work in full compliance with the Legal Requirements affecting the Project and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is situated.

          (b) Upon demand of the Agent, Borrower at its sole cost and expense, shall correct promptly any structural defect in the Improvements, any material departure from the Plans in violation of this Agreement and any failure to comply with applicable Legal Requirements in all material respects (unless such Legal Requirements are being contested by Borrower in accordance with the terms of the Mortgage).

          5.2 Performance under Other Agreements. Borrower shall duly perform and observe in all material respects all of (a) the covenants, agreements and conditions on its part to be performed and observed under each of the Loan Documents and the Leases, and (b) the covenants, agreements and conditions on its part to be performed and observed under each of the Project Documents. Borrower shall diligently enforce its rights and remedies under the Agency Documents, the REA and the Anchor Leases in a commercially reasonable manner.

          5.3 No Encroachments. The Improvements shall be constructed entirely on the Leased Premises and shall not encroach upon or overhang any easement or right-of-way or the land of others in any material manner. When erected the Improvements shall be wholly within any building restriction lines, however established. Borrower shall furnish to Agent promptly after the foundations for the Improvements have been completed, a foundation survey prepared by a registered surveyor or engineer.

          5.4 Application of Insurance and Condemnation Proceeds. Any proceeds of insurance or condemnation received as a result of a casualty or taking shall be applied as provided in the Mortgage. In the event that Agent shall make available to Borrower the proceeds of any fire or other casualty insurance or condemnation actually paid to Agent in respect of such damage or destruction of the Improvements (after deducting therefrom any sums retained by Agent in reimbursement for costs of collection) to pay the cost of restoration, as provided in the Mortgage, Borrower shall, and shall diligently enforce its rights, if any, under the Project Documents to cause the Agency to, proceed promptly with the work of restoration of the Improvements or any other improvements located at the Mall in accordance with the Plans and shall prosecute the work of restoration diligently to completion. Except as otherwise provided in the Mortgage with respect to insurance proceeds in an amount less than $3,000,000, all insurance proceeds shall be held by Agent to secure payment of Borrower's obligations under this Agreement, the Notes and the Security Documents and disbursed in accordance with the procedures and subject to the conditions specified in this Agreement and the Mortgage for the disbursement of Loan proceeds. If any Event of Default or payment Default shall occur prior to completion of such work of restoration, then Agent, at its option, may apply such insurance or condemnation proceeds in payment of sums due under this Agreement or on the Notes or any of the Security Documents, in such order as Agent may elect in its sole discretion. Any insurance or condemnation proceeds remaining after restoration of the Improvements is completed shall be, (a) if completion of such restoration occurs prior to the Completion Date, at Agent's election, applied in prepayment of the principal amount of the Loans, in the inverse order of maturity if payable in installments, or paid over to Borrower or (b) if such completion of restoration occurs after the Completion Date, paid over to Borrower.

          5.5 Certain Notices. Borrower shall give notice to Agent promptly upon the occurrence of:

          (a) the receipt by Borrower of any notice given to Borrower that a default by Borrower has occurred under any Anchor Lease, Major Lease, the REA, or any Project Document;

          (b) the giving by Borrower of any notice of default or other material notice under any Anchor Lease, the REA, any Agency Document and any Construction Document;

          (c) the giving by Borrower of any notice under any Major Lease alleging that a default has occurred under such Major Lease or indicating Borrower's intent to terminate such Major Lease, provided that the foregoing notice requirement shall be satisfied if the default giving rise to such notice is described in the report delivered by Borrower to Agent pursuant to subsection 5.13(a)(iii);

          (d) the receipt by Borrower of any notice given to Borrower or with respect to the Project or the giving by Borrower of any notice which alleges that any portion of construction or equipping or furnishing of the Improvements does not comply with any Legal Requirement;

          (e) Borrower becoming aware of any development or event which is reasonably likely to have a Material Adverse Effect;

          (f) any condition which results or is reasonably likely to result in a Force Majeure Delay in completion of the Improvements; and

          (g) the following events, as soon as possible and in any event within 30 days after Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any ERISA Plan, a failure to make any required contribution to a ERISA Plan, the creation of any Lien in favor of the PBGC or a ERISA Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any ERISA Plan.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to in such notice and stating what action Borrower proposes to take with respect to such occurrence.

          5.6 Plan Changes. Borrower, without the prior written consent of the Agent but subject to the provisions of Section

2.3, shall not make (a) any single change to the Plans or direct or make change orders or change bulletins that would require Borrower to incur greater than $500,000 in additional costs or (b) any changes to the Plans or direct or make change orders or change bulletins that would, in the aggregate, require Borrower to incur greater than $3,000,000 in additional costs, provided, however, once the aggregate increased costs resulting from approved or unapproved changes to the Plans or change orders exceeds $3,000,000, Agent's prior approval shall be necessary prior to Borrower's making any change to the Plans that would require Borrower to incur greater than $250,000 in additional costs. Furthermore, Borrower shall provide copies of all change orders, change bulletins and other revisions of the Plans and the Construction Agreement to the Consulting Professional and, if Agent's prior approval is required under this Section, to Agent, prior to commencement of any work reflecting such changes or revisions, and, if Agent's prior approval is not required pursuant to this Section, to the Agent, promptly after such work is commenced.

          5.7 Indemnification. Borrower hereby indemnifies Agent and Lenders against any claims for brokerage fees or commissions asserted in connection with the Loans arising out of or in connection with any act or omission of Borrower or any Affiliate of Borrower and agrees to pay all reasonable out-of-pocket expenses incurred by Lenders in connection with the defense of any such action or proceeding brought to collect any such brokerage fees or commissions.

          5.8 Expenses. (a) Borrower shall pay or reimburse Agent and Lenders for all reasonable out-of-pocket expenses incurred by Agent and Lenders before and after the date of this Agreement with respect to any and all transactions contemplated by this Agreement including, without limitation, the preparation of any document reasonably required by Agent and the enforcement of any of Agent's and/or Lenders' rights under this Agreement, but excluding expenses incurred by any Lender in connection with its sale of participating interests in, or assignment of, all or any part of its rights and obligations hereunder pursuant to subsection 10.11(b) and (c) of this Agreement. From time to time after the closing, Borrower may receive statements for such expenses, including, without limitation, attorneys' fees and disbursements. Borrower shall pay such statements promptly upon receipt. Agent acknowledges that the Administrative Fee is payable in consideration for the ordinary administration of the Loan by Agent and that no additional compensation shall be due therefor.

          (b) If, with respect to the Loans or the Project, any action or proceeding is commenced by Agent (including, without limitation, any action to foreclose under the Mortgage or to collect the Loans or enforce the Guaranties) or to which Agent and/or one or more Lenders are made a party, or in which it becomes necessary to defend or uphold the lien of the Mortgage, or in which Agent and/or one or more Lenders are served with any legal process, discovery notice or subpoena relating to Lenders' lending to Borrower or accepting the Guaranties, Borrower will reimburse Agent and Lenders for all expenses (including, without limitation, attorney's fees and costs) which have been or may be incurred by Agent and Lenders arising from or in connection with such action or proceeding promptly upon receipt of statements for such expenses.

          (c) Any amounts payable or reimbursable by Borrower under this subsection which are not paid or reimbursed within thirty days after demand by Agent shall bear interest at the rate of interest payable under subsection 3.8(c) from the date of such demand until payment. Agent shall furnish Borrower with supporting information for such statements as reasonably requested by Borrower.

          5.9 Construction Schedule. As soon as reasonably available after commencement of construction, Borrower shall provide Agent, at Borrower's expense, with a critical path method schedule for completion of the construction and equipping of the Improvements, which schedule shall be in form and substance reasonably satisfactory to Agent.

          5.10 Inspection of Books and Records. Agent and the Consulting Professional, and designated representatives of either of them, shall, upon reasonable prior notice and at reasonable times, have the right of entry and free access to the Improvements (subject to the rights of lessees) and the right in the presence of a representative of Borrower (provided Borrower makes its representative available on a timely basis) to inspect all work done, labor performed and materials furnished in and about the Improvements and to inspect all books, contracts, records and plans and shop drawings of Borrower relating to the Project or the construction of the Improvements. Upon reasonable prior notice and at reasonable times, Borrower shall make its representatives available for Agent or the Consulting Professional and any designated representative of either, to discuss Borrower's affairs, finances and accounts relating to the Project and the construction of the Improvements and Borrower will cooperate, and cause the Construction Manager to cooperate, with Agent and the Consulting Professional and any designated representative of either of them.

          5.11 Movement of Unincorporated Materials. With respect to any Unincorporated Materials for which advances of the Loan have been made, Borrower shall give notice to Agent not less than five days prior to any change in the location of such Unincorporated Materials, which notice shall state the date on which transfer shall commence, the destination and the name and address of the carrier. If requested by Agent at the time such notice is given, Borrower shall furnish to Agent, promptly when available, copies of bills of lading, certificates of bailment, warehouse receipts and other documents and instruments evidencing

Borrower's rights in the Unincorporated Materials in transit and on arrival at destination.

          5.12 Inspection Reports. Borrower shall furnish, or cause to be furnished, to the Consulting Professional as soon as available: (a) copies of all construction contracts and purchase orders entered into after the date hereof, (b) copies of contractor trade payment breakdowns and monthly job cost reports prepared by Borrower and the Construction Manager and (c) such other information as may be reasonably requested by the Consulting Professional in order to make reports to Agent as to the status of the Project. Upon request by Agent, Borrower shall furnish or cause to be furnished to the Consulting Professional, copies of all testing and quality control reports and Architect's field reports prepared for and delivered to Borrower.

          5.13 Financial Statements; Other Information. (a) Borrower shall deliver to the Agent (i) within 90 days after the end of each of its fiscal years after the opening of the Project to the general public, annual audited operating statements and a rent roll for the Project and a copy of the balance sheet and statement of sources and uses of funds of Borrower as at the end of such year, and related statements of income and retained earnings and changes in financial position for such year, (ii) within 45 days after the end of each of its fiscal quarters after the opening of the Project to the general public, (other than the last) quarterly operating statements and a rent roll for the Project and a copy of the balance sheet and statement of sources and uses of funds of Borrower as at the end of such quarter, and related statements of income and retained earnings and changes in financial position for such quarter and a statement of Borrower's calculation of the Guarantied Obligations as of the end of such fiscal quarter and (iii) within 20 days after the end of each two-month period, a leasing status report, tenant sales reports, tenant receivable reports and a current rent roll, each in the form reasonably acceptable to Agent. The foregoing financial statements of Borrower shall be certified by a Responsible Officer and, with respect to the annual financial statements of Borrower, also by Deloitte & Touche or such other nationally recognized certified public accountant reasonably approved by the Agent. All financial statements of Borrower delivered to the Agent shall be true and correct in all material respects, shall be prepared in accordance with generally accepted accounting principles, consistently applied, and in each case shall fairly present the financial condition of the subject as of the dates thereof and each of the operating statements shall be in reasonable detail and include cash flow and any other information reasonably requested by the Agent. Any material adverse change that occurs in the financial condition of Borrower after the date of the most recent financial statements shall be reported to the Agent promptly. None of the financial statements of Borrower or any certificate or statement furnished to the Agent by or on behalf of Borrower in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

          (b) Borrower shall furnish to the Agent:

               (i) concurrently with the delivery of the financial statements referred to in subsection (a), a certificate of a Responsible Officer
          (A) stating that, to the best of such person's knowledge, after such examination or investigation as is necessary to enable such person to make an informed judgment, Borrower during such period has, in all material respects, observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and all other Loan Documents to be observed, performed or satisfied by it, and that such person has obtained no knowledge of any Default or any Event of Default, except as specified in such certificate and (B) stating Borrower's calculation of the Guarantied Obligations as of the end of such fiscal year;

               (ii) not later than November 30th of each year commencing after Completion, a copy of the projections by Borrower of the operating budget and cash flow for the Project for the following year; and

               (iii) promptly, such additional financial and other information as the Agent may from time to time reasonably request.

          5.14 Administration Fee. Borrower agrees to pay on the first day of each calendar quarter, for the immediately preceding calendar quarter, to the Agent an administrative fee (the "Administrative Fee") in an amount equal to (i) $30,000 (i.e., $120,000 per calendar year) for the period beginning on the date hereof and ending on the date of Completion of the Improvements and (ii) $15,000 (i.e., $60,000 per calendar year) for the period beginning after Completion of the Improvements and ending on the date that the Loans are repaid in full. The Administrative Fee shall be pro rated for any partial calendar quarter during which this Agreement is in effect.

          5.15 Leasing. Borrower shall generally lease space in the Project to quality tenants at prevailing market rents and other market terms.

          SECTION 6.  NEGATIVE COVENANTS
                      ------------------

          Borrower agrees, unless otherwise consented to in writing by Agent or Lenders, which consent shall not be unreasonably withheld with respect to subsections 6.3, 6.4 and 6.6, that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender hereunder or under any of the other Loan Documents, Borrower shall not take or permit the actions set forth in this Section.

          6.1 Additional Debt. Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than (a) the Loans, (b) trade payables incurred in the ordinary course of business, (c) unsecured loans made to Borrower by any partner in Borrower, provided that such loans are subordinated to the Loans in a manner reasonably acceptable to Agent and (d) unsecured loans incurred for working capital purposes of the Project (which shall include the right to enter into Financing Leases), provided that such loans and Financing Leases described in clause (d) shall (i) not become effective until after the Completion of the Project, (ii) be subordinated to the Loans in a manner reasonably satisfactory to Agent and (iii) be in an aggregate amount not to exceed $10,000,000 at any time outstanding.

          6.2 Changes in Plans. (a) Borrower shall not modify or supplement, or permit the modification or supplementing of, the Plans in any respect, which in the reasonable determination of the Consulting Professional would (i) materially adversely affect the structural integrity of the Improvements or alter the nature of the Improvements as a regional shopping center or (ii) cause the Improvements to be Completed after the Outside Completion Date and (b) Borrower shall not modify or supplement, or permit the modification or supplementing of, the Plans in any respect without the prior written consent of lessees under Leases which specify construction requirements, parties to any Project Document which have the authority to approve any changes in Plans and all Governmental Authorities which previously have approved the matters to be changed.

          6.3 Intentionally Deleted.

          6.4 Changes in Agreements. Borrower shall not:

      (a) surrender, terminate, cancel, rescind or supplement, alter, revise, modify or amend any Agency Document, Anchor Lease or the REA (including, without limitation, allowing the ipso facto amendment which is contemplated by the penultimate paragraph of Section 13.2 of the REA to occur) or permit any such action to be taken.

      (b) amend, modify or waive any of the provisions of the Partnership Agreement which would result in (i) the reduction or impairment of authority of Guarantor, (ii) the loss by Guarantor of control over the operation and management of Borrower or the Project or (iii) the reduction of Guarantor's ownership interest in Borrower to an amount less than 51% of the total ownership and economic interests in Borrower.

      (c) enter into a Management Agreement which does not expressly provide (i) that the Agent shall have the right to terminate such Management Agreement without penalty or cost to Agent after the occurrence and during the continuance of an Event of Default and (ii) that the Agent or its designee shall have the right to continue the Management Agreement in full force in accordance with the terms of such Management Agreement for a period not to exceed 120 days from the date that the Agent or its designee takes over the Project.

      (d) amend, modify or waive any of the material provisions of any of the Construction Documents or permit any such action to be taken, except to the extent such changes do not materially affect the rights or interests of Agent or the Lenders (which rights shall include the Agent's right to succeed to Borrower's interest under the Construction Documents after an Event of Default).

          6.5 Transactions with Affiliates. Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which (a) are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate or (b) neither the Agent nor the Lenders or any of their successors or assigns would be bound upon the foreclosure or assignment-in-lieu of foreclosure of the Project.

          6.6 Appointment of Manager; Amendment of Third Party Management Agreement. Borrower shall not appoint any Manager other than an Affiliate of Guarantor. If Agent consents to Borrower entering into a Management Agreement with a Manager that is not an Affiliate of Guarantor, Borrower shall not amend, modify or terminate such Management Agreement.


          SECTION 7. CONDITIONS PRECEDENT TO FIRST ADVANCE
                     -------------------------------------

          Lenders shall not be obligated to make the first advance of Loan proceeds until all of the conditions set forth in this Section shall have been satisfied.

          7.1 Closing Documents. Agent shall have received all the items set forth in this subsection, in each case in form and substance satisfactory to Agent.

          (a) Taxes. Evidence that all past and current taxes and assessments (or installments thereof, if payable in installments) applicable to the Project or payable by Borrower have been paid, except for any taxes or assessments which are not yet delinquent.

          (b) Title Insurance Policy. A mortgagee's policy of title insurance or satisfactory evidence of Title Company's unconditional obligation to issue such a policy, dated as the date of the first advance of the Loan (the "Title Insurance Policy"). Such Title Insurance Policy shall (i) be in the amount of the Loan; (ii) be issued at ordinary rates; (iii) insure the Agent that the Mortgage creates a valid Lien on the Leased Premises and the Improvements located thereon, free and clear of all defects and encumbrances, except for the Permitted Exceptions; (iv) be in the form of policies providing the Agent with the broadest coverage that is then offered by Title Company to mortgagees of properties located in the City of Norfolk and Commonwealth of Virginia and that is otherwise satisfactory to the Agent; (v) provide full coverage against mechanics' liens and against survey exceptions not specified as Permitted Exceptions; (vi) contain a pending disbursements clause or endorsement in form and substance satisfactory to Agent and a commitment of Title Company to provide notices of title continuation or endorsement sufficient to enable Agent to determine that title to the Project is satisfactory prior to Agent's making any subsequent advance of the Loan; and (vii) contain such other endorsements and affirmative coverage as Agent may request. The Agent shall be furnished with copies of all documents that appear as exceptions in the Title Insurance Policy.

          (c) Payment of Title Insurance Premium. Evidence satisfactory to Agent that all premiums in respect of such title insurance policy have been paid.

          (d) Survey. A survey of the Leased Premises (current to within 60 days of the date of the first advance of the Loan), certified to Lenders by an independent professional licensed land surveyor satisfactory to Agent, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Title Association and the American Congress on Surveying and Mapping in 1988. Without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations of all buildings and other structures, if any, on the Leased Premises and the established building setback lines; (ii) the lines and the width of streets abutting the Leased Premises; (iii) all access and other easements appurtenant to or necessary to the use of the Leased Premises; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Leased Premises, whether recorded, apparent from a physical inspection of the Leased Premises or otherwise known to the surveyor; (v) any party walls with structures on adjoining property any encroachments on any adjoining property by the building structures and improvements on the Leased Premises; and (vi) if the Leased Premises is described by reference to a filed map, a legend relating the survey to such map.

          (e) Availability of Utilities. Letters from local utility companies or Governmental Authorities stating, or such other evidence satisfactory to Agent, showing that gas, electric power, sanitary and storm sewers, water and all other utilities (i) that are necessary and required during the construction period have been completed and will be available in such a manner as to assure Agent that construction will not be impeded by a lack of utilities and (ii) that are necessary for operation and occupancy of the Improvements will be completed in such a manner and at such a time as will assure the opening and operation of the Improvements on or before the Outside Completion Date.

          (f) Architect's Certificate. The Architect's Certificate.

          (g) Construction Manager's Certificate. The Construction Manager's Certificate and a certified list of all construction contracts entered into in connection with the Improvements.

          (h) Hazard Insurance. Policies or certificates of insurance required by the Mortgage and any of the other Security Documents, accompanied by evidence of the payment of the premiums for such policies, with mortgagee loss payable endorsements naming Lenders as loss payees and confirmation by Agent's insurance consultant that the insurance in place complies with all requirements of the Mortgage.

          (i) Flood Insurance. If required by the Mortgage, a policy of flood insurance in an amount equal to the lesser of (i) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended, and (ii) the amount of the Loan.

          (j) Permits, Etc. Copies of all Permits required for Borrower's Work as available, and, to the extent available to Borrower, copies of all Permits required for Agency's Work.

          (k) Soils and Geological Report. If requested by Agent, a soils and geological report, including a summary of soils tests borings issued by a professional engineer satisfactory to Agent.

          (l) Opinion of Counsel for Borrower. An opinion of counsel for Borrower.

          (m) Opinion of Counsel for Guarantor. An opinion of counsel for Guarantor.

          (n) Project Documents. Certified copies of duly executed counterparts of the Major Agreements.

          (o) Plans. A copy of the Plans.

          (p) Loan Documents. Duly executed copies of all Loan Documents.

          (q) Budget. The Budget, together with the cost breakdown and schedule for construction of the Improvements setting forth all items of costs and expenses and estimating the construction trade schedules required to complete the construction and equipping of the Improvements.

          (r) Organizational Documentation. For Borrower and Guarantor, with respect to each such entity:

               (1) the partnership agreement including all amendments and attachments, certified by a general partner;

               (2)  the  partnership   certificate   including  all  amendments,
          certified by an official in whose office it is filed or recorded;

               (3) any certificates filed or recorded or required to be filed or recorded by such partnership in the state of its formation and the state where the Land is located in order for it to do business in those states;

               (4) any consents by other partners required for the borrowing contemplated by this Agreement and the execution, delivery and performance of the Loan Documents or the execution, delivery and performance of the Guaranty, as applicable; and

               (5) if requested by Lender, an acknowledgement by each of the partners in Borrower of his or its continued membership in Borrower.

          (s) Borrowing Certificate and Requisition. A Borrowing Certificate and Requisition, duly executed by Borrower.

          (t) Pre-Leasing Requirement. Fully executed counterparts of the Nordstrom's Lease and the Dillards' Lease. In addition, each of Nordstrom and Dillards shall have executed the REA in form and substance satisfactory to the Lenders.

          (u) Environmental Report. An environmental report with respect to the Leased Premises in form and substance satisfactory to Agent, in its sole discretion.

          (v) Construction Schedule. The Agent shall have received a critical path method schedule for completion of the construction and equipping of the Improvements in form and substance satisfactory to Agent.

          (w) Engineer's Certificate. The Engineer's Certificate.

          (x) Lien Searches. The results of a recent search by a Person satisfactory to Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Borrower.

          (y) Solvency Certificates. A Solvency Certificate, duly executed, from each of Borrower and Guarantor.

          (z) Appraisal. An independent M.A.I. appraisal which shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

          (aa) Leases. Copies of all fully executed Leases of the Improvements existing on the date of this Agreement, together with, to the extent in Borrower's possession and not prohibited by the terms of the Lease, current financial statements of the tenants (and guarantors of the tenants' obligations, if applicable) thereunder.

          (ab) Standard Form of Lease. The standard form of lease Borrower intends to use in connection with the leasing of space in the Improvements.

          (ac) REA. A copy, certified to be true and complete, of the REA, together with estoppel certificates with respect thereto from each of Dillards, Nordstrom and the Agency.

          (ad) Management and Leasing Contracts. Copies of all existing contracts providing for the management, maintenance, operation or leasing of the Project or any improvements thereon, together with, in each case, such collateral assignments as Agent may require.

          7.2 Fees. Agent shall have received any fees payable hereunder and all reasonable legal fees and disbursements of Lenders' counsel payable in connection with the preparation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents.

          7.3 Agency Construction Funding. Agent shall have received evidence, satisfactory to Agent, that the Agency has appropriated and funded no less than $95,000,000 to cause the completion of the Agency's Work in accordance with the Project Agreement and the Agency Construction Plans.

          7.4 Accounting. Agent shall have received and approved an accounting of all expenditures for costs shown on the Budget incurred prior to the first advance of the Loan.

          7.5 Representations and Warranties. The representations and warranties which are contained in any of the Loan Documents or any certificate, document or financial or other statement furnished under or in connection with the Loan Documents, shall be correct in all material respects on and as of the date of the first advance as if made on and as of such date.

          7.6 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the advance to be made on such Borrowing Date.

          7.7 Notices of Leasehold Mortgage. Borrower shall have provided Agent executed notices to the Agency, as lessor under the Mall Lease and each party to the REA, informing such parties of the existence of the Mortgage and the notice address of Agent, in a manner which will ensure that Agent will be afforded all rights of a leasehold mortgagee under the Mall Lease and the REA and otherwise in form and substance reasonably satisfactory to Agent.

          7.8 Surety Bonds; Construction Contracts. Borrower shall have provided evidence reasonably satisfactory to Agent and the Consulting Professional that the Construction Manager and all subcontractors which are required pursuant to the terms of the relevant Construction Documents or subcontracts to procure payment and performance bonds have procured such bonds in form and substance as required by such Construction Documents. Agent shall have received executed copies of all trade contracts for any contractors which are being paid with the proceeds of the Loans.

          7.9 Additional Matters. All of the foregoing items and all other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and its counsel.


          SECTION 8. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES
                     -------------------------------------------

          8.1 All Subsequent Advances. Lenders shall not be obligated to make any advance of Loan proceeds subsequent to the initial advance until all of the conditions set forth in this subsection shall have been satisfied.

          (a) Satisfactory Title. The Security Documents shall constitute a valid first lien on the Collateral for the full amount of the Loan advanced to and including such date, free and clear of all Liens except for Permitted Exceptions and Permitted Encumbrances. Agent shall have been furnished with a notice of title continuation or an endorsement to the title insurance policy issued to Lenders in connection with the first advance of the Loan, which continuation or endorsement shall state that since the last disbursement of the Loan there have been no changes in the state of title to the Project and that there are no additional survey exceptions not previously approved by Agent.

          (b) No Other Security Interests. Except as otherwise permitted herein, all materials and fixtures incorporated in the construction of the Improvements shall have been purchased so that their absolute ownership shall have vested in Borrower immediately upon delivery to the Land and Borrower shall have produced and furnished, if required by Agent, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

          (c) Statement of Expenditures. Agent shall have received with respect to Borrower's Work, a statement of Borrower, in form and substance satisfactory to Agent, setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every contractor, subcontractor, and supplier furnishing materials for or performing labor on the construction of any part of Borrower's Work.

          (d) Representations and Warranties. The representations and warranties contained in any of the Loan Documents or any certificate, document or financial or other statement furnished under or in connection with the Loan Documents, shall be correct in all material respects on and as of the Borrowing Date for such advance as if made on and as of such date.

          (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or result from the advance to be made on such Borrowing Date.

          (f) Borrower's Work. Agent shall have received and approved (i) an inspection report of the Consulting Professional and the Architect covering the progress of construction, conformity of Borrower's Work with the Borrower Construction Plans, quality of work completed and percentage of work completed and standard form G-702 (or such alternate form reasonably approved by Agent) executed by the Architect and the Construction Manager,
     (ii) a draw request signed by the Construction Manager, satisfactory in form and substance to Agent, with appropriate insertions, accompanied by true copies of unpaid invoices, receipted bills and lien waivers for all items paid with the previous advance of the Loans, and such other supporting information as Agent may request. Agent shall have also received
     (i) an inspection report of the Consulting Professional and the Architect covering the progress of construction, conformity of the Agency's Work relating to items covered by the Garage Agreement with the Agency Plans, quality of work completed and percentage of work completed and standard AIA form G-702 (or such alternate form reasonably approved by Agent) executed by the Architect and the Construction Manager and with respect to any request for an advance for Borrower's contribution towards the construction of the parking garage under the Garage Agreement, Agent shall have confirmed that the conditions to Borrower's obligation to make such contribution under the Garage Agreement have been satisfied.

          (g) Other Costs. In the case of advances to pay the costs included in the Budget that are not among the costs described in the preceding paragraph, Agent shall have received such evidence as it may reasonably require that such costs have been properly incurred and are due and payable.

          (h) Evidence of Compliance. All instruments relating to each advance and all actions taken on or prior to each advance in connection with the performance of the Loan Documents shall be satisfactory to Agent, and Agent shall have been furnished with such documents, reports, certificates, affidavits and other information, in form and substance satisfactory to Agent, as Agent may require to evidence compliance with all of the provisions of the other Loan Documents.

          (i) Lien Waivers. Borrower shall have furnished to Lender with respect to Borrower's Work, lien waivers in form and substance satisfactory to Agent from the Construction Manager and all contractors, subcontractors, suppliers and materialmen, evidencing that they have been paid in full for all work performed or materials supplied to the date of the preceding advance, except for retentions provided for in this Agreement.

          (j) Agreements. Each of the Major Agreements shall be in full force and effect. There shall exist no default, after the giving of notice, if applicable, and/or expiration of cure periods, if applicable, by (i) any party other than Borrower under any Major Agreement that, in the reasonable judgement of Agent, could have a Material Adverse Effect and (ii) Borrower under any Agency Document, any Anchor Lease, the REA or any Construction Document, subject to Borrower's right, with respect to the Construction Documents, to dispute in consultation with Agent, both acting in good faith to determine the proper course of action to be taken under such agreements, the charges or amounts which may be due under such agreements.

          (k) Damage or Injury. The Improvements shall not have been materially damaged by fire or other casualty unless there shall have been received by Agent or a person approved by Agent, or unless the relevant insurance company shall have confirmed coverage for such casualty and committed to disburse, insurance proceeds sufficient in the sole judgment of Agent and the Consulting Professional, to effect satisfactory restoration and completion of the Improvements on or before the Outside Completion Date.

          (l) Taxes. Agent shall have received evidence that all past and current (if then due and payable) taxes and assessments applicable to the Project or payable by Borrower in connection with the Project have been paid.

          (m) Waived Conditions. Upon the request of Agent, all conditions waived with respect to the initial advance or any subsequent advance shall be met.

          (n) Borrowing Certificate and Requisition. Agent shall have received a Borrowing Certificate and Requisition dated the date of such advance.

          (o) No  Litigation.  There  shall  be no  action,  suit or  proceeding
     (zoning or otherwise) pending against or involving Borrower or the Collateral or with respect to any of the Permits in any court, or before or by any Governmental Authority, whether federal, state, county or municipal which Agent determines to have a reasonable likelihood to be adversely determined and which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

          (p) Surety Bonds; Construction Contracts. To the extent not previously delivered to Agent, Borrower shall have provided evidence reasonably satisfactory to Agent and the Consulting Professional that the Construction Manager and all subcontractors which are required in accordance with the terms of the relevant Construction Documents or subcontracts to procure payment and performance bonds have procured such bonds in form and substance as required by such Construction Documents. Agent shall have received executed copies of all trade contracts for any contractors which are being paid with the proceeds of the Loans.

          8.2 Completion of Improvements. The Improvements shall not be deemed completed for purposes of this agreement until all of the conditions set forth in this subsection shall have been satisfied.

          (a) The Improvements shall have been completed substantially in accordance with the Plans and accepted by Borrower subject to completion of minor "punch list" items having an aggregate cost to complete or repair not to exceed $1,500,000;

          (b) The Agency's Work shall have been completed substantially in accordance with the Agency Plans;

          (c) The Agent shall have received the following, in each case in form and substance satisfactory to the Agent:

               (i) evidence of the approval by all appropriate Governmental Authorities of the Improvements as being complete as to construction including, without limitation, a copy of the Temporary Certificate of Occupancy;

               (ii) the certificate of (a) the Architect and (b) the Construction Manager that the Improvements have been completed substantially in accordance with the Plans, that connection has been made to all appropriate utility facilities; and

               (iii) a perimeter survey showing the completed Improvements, all easements on and appurtenant to the Leased Premises and the location of access to the Leased Premises and all utility and water easements directly affecting the Leased Premises with a certification that the Improvements do not encroach on any property other than the Leased Premises, that no buildings, other structures or appurtenances on other property encroach on the Leased Premises and that all set-back requirements have been complied with.


          SECTION 9. EVENTS OF DEFAULT
                     -----------------

          9.1 Events of Default. The occurrence of any of the events set forth in this subsection shall constitute an Event of Default.

               (a) Payment of Note. Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or Borrower shall fail to pay any interest, fees, charges or other amounts payable hereunder, under any Note or any other Loan Document within three Business Days after written notice to Borrower.

               (b) Unsatisfactory Title. Title to any part of the Collateral shall not be satisfactory to Agent, in its reasonable judgment, by reason of any Lien or other defect (even though any such defect may have existed at the time of any prior advance), except the Permitted Exceptions, the Permitted Encumbrances and the Liens of the Security Documents, and such Lien, encumbrance or other defect shall not be removed or bonded or insured over within 30 days after notice to Borrower.

               (c) Unauthorized Assignments, Etc. Borrower shall assign any interest in this Agreement or any advance to be made or any interest in either.

               (d) Damage or Destruction. The Improvements are partially or totally damaged or destroyed by fire or any other cause prior to Completion and the restoration of the Improvements cannot with the exercise of ordinary diligence reasonably be expected to be completed on or prior to the Outside Completion Date, subject to extensions by the period of any Force Majeure Delay.

               (e) Cessation of Construction. For the period commencing on the date of the first advance hereunder through the Outside Completion Date, there is any cessation of construction of Borrower's Work for any period after the date construction commences in excess of 60 successive calendar days, unless the conditions of each of subparagraphs (i), (ii), (iii) and (iv) of this subparagraph shall be satisfied at all times during such cessation:

                    (i) the cessation of construction  shall have been caused by reason of a Force Majeure Delay;

                    (ii) Borrower shall have made adequate provision, acceptable to Agent, for the protection of materials acquired by Borrower stored on site and for the protection of the tenant finish work constituting Borrower's Work, to the extent then constructed, against deterioration and against other loss or damage and theft;

                    (iii) Borrower  shall have  furnished to Agent  satisfactory evidence that such cessation of construction will not (x) materially adversely affect or jeopardize the rights of Borrower under agreements relating to the construction or operation of the Project (including any Leases) or (y) increase the cost of construction of Borrower's Work, unless Borrower shall either demonstrate to Agent's satisfaction that an adequate source of funds is and shall remain available to cover such increased costs or deposit with Agent additional funds in an amount equal to such increased costs; and

                    (iv) from time to time upon Agent's  request during any such cessation of construction, Borrower shall furnish to Agent satisfactory evidence that (notwithstanding such cessation of construction) the completion of the Improvements can be accomplished on or prior to the Outside Completion Date, subject to extensions by the period of any Force Majeure Delay.

               (f) Nonconforming Work. The construction of all or any material part of the Improvements, including, without limitation, materials, fixtures and articles, is performed in a manner other than substantially in accordance with the Plans and Borrowers does not promptly remedy the same after Borrower is aware of such variance.

               (g) Other Security Agreements. Any of the following occurs: (i) Borrower executes any chattel mortgage or other security agreement on any materials, fixtures or articles of personal property used in the construction of Borrower's Work, which, for security agreements securing an amount less than $1,000,000, are not discharged within 5 days after notice from Agent of the existence of such security agreement or if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership of such materials, fixtures or articles will not vest unconditionally in Borrower upon delivery, unconditionally and free from encumbrance or (ii) Borrower does not furnish to Agent within 30 days after request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claims title to such materials, fixtures or articles.

               (h) Insufficient Funds. Borrower shall fail to remedy any Budget Deficit within (i) 30 days after demand by Agent if such Budget Deficit shall occur prior to the making of the first advance hereunder and (ii) 30 days after demand by Agent if such Budget Deficit shall occur after the making of the first advance hereunder.

               (i) Defaults under Other Agreements. Any default by Borrower shall occur under the Ground Lease, the REA, the Project Agreement, any Anchor Lease, the Construction Documents (subject to Borrowers right to dispute amounts due under the Construction Documents in accordance with Section 8.1(j)), and any notice, if required, shall have been given and any grace or cure period, if applicable, shall have expired.

               (j) Failure to Complete. The Improvements shall not be completed, as provided in this Agreement, as of the close of business on the Outside Completion Date.

               (k) Other Covenants. Borrower shall default in the performance or observance of any of the provisions contained in Section 6.1 or 6.4 of this Agreement.

               (l) Other Defaults. An Event of Default (as defined in the Mortgage) shall have occurred and be continuing, or Borrower shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Agreement or any of the Loan Documents (other than the Mortgage) and such default shall continue for 30 days after notice shall have been given to Borrower by Agent specifying such default and requiring such default to be remedied, which 30-day period may be extended to the extent required (provided that such extended period shall not be longer than 180 days at any time when the Guaranty Percentage is less than 100%) if such default is not susceptible of cure within 30 days so long as Borrower has commenced to cure such default within such 30-day period and is thereafter diligently prosecuting such cure to completion and so long as such delay is not likely to have a Material Adverse Effect; provided, however, any default in the payment of an obligation to pay a liquidated amount (including, without limitation, discharging any non-permitted Liens) shall be promptly cured after notice by Agent.

               (m) Security Documents. Any of the Security Documents or the Guaranties shall cease for any reason to be in full force and effect (except in accordance with their terms), or Borrower or any other Person executing any Security Document or any Guaranty shall so assert in writing.

               (n) Acceleration Events. Any Automatic Acceleration Default shall occur.

               (o) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any ERISA Plan or any Lien in favor of the PBGC or an ERISA Plan shall arise on the assets of Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to an ERISA Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower to any tax, penalty or other liability which, in the aggregate, is material in relation to the business, operations, property or financial or other condition of Borrower.

               (p) Guarantor Covenants. Guarantor shall default in the performance or observance of any of the covenants contained in any of the Guaranties, after any required notice has been provided and applicable cure period has expired.

          9.2 Lenders' Right to Apply Loan Proceeds. During the continuance of an Event of Default, Lenders shall have the right, but not the obligation, to disburse and directly apply proceeds of the Loans to satisfy Borrower's obligations if and to the extent the same are due and payable. Borrower hereby authorizes Lenders during the continuance of any Event of Default to hold, use, disburse and apply advances of the Loans for costs incurred in constructing and equipping Borrower's Work, payment or performance of obligations of Borrower under the Loan Documents (including payment of interest on the Loans) and preservation and protection of the Collateral. Such disbursements shall be deemed advances of the Loans for all purposes and shall be secured by the Security Documents.

          9.3 Lenders' Right to Stop Advancing Funds and to Accelerate the Loans. In addition to any other rights and remedies Lenders may have pursuant to the Loan Documents or otherwise, and without limitation, if any Event of Default shall occur, (a) if such Event of Default is an Automatic Acceleration Default, automatically the Commitments shall terminate and the Loans (together with accrued interest) and all other amounts owing under this Agreement, the Notes, the Security Documents and the other Loan Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) Agent may by notice to Borrower, declare the Commitments to be terminated, in which case the Commitments shall immediately terminate; and (ii) Agent may, by notice to Borrower, declare the Loans (together with accrued interest thereon) and all other amounts payable under this Agreement, the Notes, the Security Documents and the other Loan Documents to be due and payable, in which case such amounts immediately shall become due and payable. Except as expressly provided above in this subsection, Borrower hereby expressly waives presentment, demand, protest and all other notices of any kind.

          9.4 Lenders' Right to Complete. Upon the occurrence and during the continuance of any Event of Default, in addition to any other remedies which Lenders may have pursuant to the Loan Documents, or as provided by statute or rule of law, Agent may enter upon the Leased Premises and construct, equip and complete Borrower's Work in accordance with the Borrower Construction Plans with such changes in the Borrower Construction Plans as Lenders may from time to time and in their sole discretion deem appropriate, all at the risk, cost and expense of Borrower. Lenders shall have the right at any and all times to discontinue any work commenced by it in respect of Borrower's Work or to change any course of action undertaken by it and shall not be bound to Borrower by any limitations or requirements of time whether set forth in this Agreement or otherwise. Lenders shall have the right and power, but shall not be obligated, to assume Borrower's interest under any contract made by or on behalf of Borrower in any way relating to Borrower's Work or the construction of Borrower's Work and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower, whether or not previously incorporated into Borrower's Work, all in the sole and absolute discretion of Lenders. In connection with any construction of Borrower's Work undertaken by Lenders pursuant to the provisions of this subsection, Lenders may (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment in connection with any construction of Borrower's Work, (ii) pay, settle or compromise all bills or claims which may become Liens against the Leased Premises, or any part of the Leased Premises, or which have been or may be incurred in any manner in connection with the construction, completion and equipping of Borrower's Work or for the discharge of Liens or defects in the title of the Leased Premises, or any part of the Leased Premises, and (iii) take such other action (including the employment of watchmen to protect the Leased Premises) or refrain from acting under this Agreement, as Lenders may in their sole and absolute discretion from time to time determine without any limitation whatsoever. Borrower shall be liable to reimburse Lenders for all sums paid or incurred for the construction, completion and equipping of Borrower's Work, whether such sums shall be paid or incurred pursuant to the provisions of this subsection or otherwise. At Lenders' option, all such sums shall be treated as advances hereunder for all purposes or as demand obligations of Borrower, bearing interest at the non-default interest rate provided in this Agreement plus 4% from the date of payment by Lenders to the date of repayment by Borrower. All of the foregoing amounts, including interest, shall be deemed to constitute advances under this Agreement, be evidenced by the Note and secured by the Security Documents. Upon the occurrence and during the continuance of any Event of Default, the rights, powers and privileges provided in this subsection and all other remedies available to Lenders under this Agreement or by statute or by rule of law may be exercised by Lenders at any time and from time to time whether or not the Loan shall be due and payable, and whether or not Lenders shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Note.

          9.5 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section, Borrower hereby irrevocably constitutes and appoints Agent, effective upon the occurrence and during the continuance of an Event of Default, its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this Section in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.


          SECTION 10. THE AGENT
                      ---------

          10.1 Appointment. Each Lender hereby irrevocably designates and appoints Bayerische Hypotheken-Und Wechsel-Bank Aktiengesellschaft, New York Branch as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Hypo as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

          10.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          10.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lenders for any recitals, statements, representations or warranties made by Borrower or any Partner therein contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

          10.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected by all Lenders in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

          10.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or

Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders. In no event shall Agent be required to take any such action which it determines to be contrary to law.

          10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.7 Indemnification. Lenders agree to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against



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                                                                              61



Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for (a) the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct, (b) any loss of principal of or interest with respect to Agent's Loans or (c) any loss suffered by Agent in connection with an interest rate cap, swap or other interest rate hedging arrangement entered into with Borrower. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          10.8 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though Agent were not Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

          10.9 Successor Agent. Agent agrees not to resign without the prior consent of Borrower, which consent shall not be unreasonably withheld, provided, however, Agent shall have the right to resign without Borrower's consent if an Event of Default has occurred and is continuing or in the event it becomes an Affected Bank and is removed or replaced as a Lender pursuant to Section 3.16. If Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among Lenders a successor agent for Lenders, provided that the appointment of any successor agent other than Hypo shall be subject to the consent of Borrower, which consent shall not be unreasonably withheld or delayed. Upon the appointment of a successor agent for Lenders, such successor agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          10.10 Rights of Agent and the Lenders. Notwithstanding anything to the contrary herein or in any other Loan Documents:

          (a) with the written consent of the Required Lenders, the Agent may, from time to time, (i) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents, or change in any manner the rights of the Lenders or of Borrower hereunder or thereunder (including, without limitation, modifying any financial covenant contained herein) or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) without the written consent of each Lender affected thereby (i) reduce or forgive the amount of any Note or of any installment thereof, (ii) extend the scheduled date of maturity of the Loans or any mandatory principal payment thereon, (iii) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (iv) forgive any portion of interest or principal, fees or other amounts due hereunder, (B) without the written consent of all the Lenders, (i) amend, modify or waive any provision of this subsection, (ii) reduce the number specified in the definition of Required Lenders, (iii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or (iv) release any collateral or subordinate the Lien of the Mortgage to any other mortgage, and (C) without the written consent of the Agent, amend, modify or waive any provision of Section 10 of this Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrower, the Lenders, the Agent and all future holders of any of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) In addition to the Agent, the Required Lenders shall have the right to determine that conversion to a Eurodollar Loan is inappropriate pursuant to subsection 3.6(a) or 3.6(b) above;

          (c) If clause (b) of subsection 3.10 is invoked, the Required Lenders shall certify that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining the affected Eurodollar Loan during the applicable Interest Period; and

          (d) Under clause (b) of Section 9.3, (i) the Agent may only accelerate the Obligations with the consent of the Required Lenders and (ii) the Agent shall accelerate the Obligations upon the direction of the Required Lenders.

          10.11 Participation; Assignments. (a) Except as provided in paragraph 10.11(g), any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender in connection with the Loans. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Borrower agrees that each Participant shall be entitled to the benefits of subsections 3.13, 3.14 and 3.15 with respect to its participation in the Commitments outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such provisions than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer been made.

          (b) Except as provided in paragraph 10.11(g), any Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time may sell to any Lender or any Affiliate thereof without Borrower's consent or to one or more additional banks or financial institutions with the prior written consent of Agent and Borrower, which consent of Borrower shall not be unreasonably withheld and which consent shall not be required during the continuance of an Event of Default ("an Assignee") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee and such assigning Lender (and Borrower, if required) and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, provided that an Event of Default has not occurred, (a) Hypo shall retain Commitments in an amount not less than $25,000,000 and (b) no Lender may assign any portion of its Commitment (other than to an existing Lender) in an amount less than $15,000,000 unless it assigns its entire Commitment.

          (c) Agent shall maintain at its address referred to in subsection 11.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and Borrower, if required), together with payment to Agent of a registration and processing fee of $3,000 (payable by such assigning Lender), Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrower. On or prior to such effective date, Borrower shall execute and deliver to Agent (in exchange for the Note of the assigning Lender) a new Note, as the case may be, to the order of such Assignee in an amount equal to the Commitment or Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Loan hereunder, a new Note, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or Loan, as the case may be, retained by it hereunder. Such new Note shall be dated the date of this Agreement, and shall otherwise be in the form of the Note replaced thereby.

          (e) Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, on a confidential basis, any and all financial information in such Lender's possession concerning Borrower and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement.

          (f) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment shall release such Lender from it obligations hereunder.

          (g) Notwithstanding the foregoing provisions of this Section, so long as an Event of Default is not continuing, no Lender shall assign, grant, convey, or transfer all or any portion of or interest (participation or otherwise) in the Loan to any Person if such Person is a partner in Borrower. Any Person who becomes a Lender or Participant in accordance with the terms of this Agreement agrees to be bound by the provisions of this Paragraph and, other than in connection with a bankruptcy proceeding of a partner in



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                                                                              65



Borrower or during the continuance of an Event of Default, agrees not to take any action that would make it a partner in Borrower. Any Lender may conclusively rely upon the certificate of any proposed Transferee stating that such proposed Transferee is not a partner in Borrower and the assigning or participating Lender shall have no liability to Borrower or any partner in Borrower for assigning or participating any interest in the Loan in reliance on such certification.

          10.12 Liability of Agent. Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder (without affecting any rights of Borrower hereunder) or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.


          SECTION 11. GENERAL CONDITIONS
                      ------------------

          The following conditions shall be applicable throughout the term of this Agreement:

          11.1 No Waivers. No advance of proceeds of the Loans shall constitute a waiver of any of the conditions of Lenders' obligation to make further advances. No waiver of any such condition shall constitute a waiver of any Default or Event of Default related to or predicated upon such condition. Any advance made by Lenders and any sums expended by Lenders pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No advance of the Loans at a time when an Event of Default exists, whether or not Lenders had actual knowledge of such default, shall constitute a waiver of any right or remedy of Lenders existing by reason of such Event of Default, including, without limitation, the right to accelerate the maturity of the Loan or to foreclose the Lien of the Security Documents or to refuse to make further advances of the Loan.

          11.2 Lenders and Agent Sole Beneficiary. All conditions of the obligation of Lenders and Agent to make advances of the Loan are imposed solely and exclusively for the benefit of Lenders and Agent and their assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make advances in the absence of strict compliance with any or all such terms and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent and/or Lenders at any time if in their sole discretion they deem such waiver to be advisable. Lenders' obligation to make advances of the Loan, subject to the terms and conditions of this Agreement, is solely for the benefit of Borrower and no other Person shall be deemed to be a beneficiary of such obligation nor entitled to require any advance of Loan proceeds. Inspections and approvals of the Plans and the Improvements and the



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                                                                              66



workmanship and materials used in the construction of the Improvements shall impose no responsibility or liability of any nature whatsoever on Agent and/or Lenders, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Agent and/or Lenders for any reason. Lenders are only obligated under this Agreement to make the advances if and to the extent required by this Agreement.

          11.3 Notices. All notices, demands, consents and approvals hereunder shall be in writing and shall be deemed to have been sufficiently given or served when presented personally, when delivered to an overnight courier service with guaranteed next business day delivery or, 5 days after being deposited in the mail, postage prepaid, certified or registered, return receipt requested, addressed as follows:

Borrower:            Taubman MacArthur Associates Limited Partnership
                     c/o The Taubman Company
                     200 East Long Lake Road, Suite 300
                     P.O. Box 200
                     Bloomfield Hills, Michigan  48303-0200
                     Attention: Shire Rothbart

with a copy to:      Miro Weiner & Kramer
                     Suite 100
                     500 North Woodward Avenue
                     Bloomfield Hills, Michigan  48303
                     Attention: Martin Katz, Esq.

Agent:               Bayerische Hypotheken- Und Wechsel-Bank
                     Aktiengesellschaft, New York Branch
                     32 Old Slip
                     Financial Square
                     New York, New York 10005
                     Attention:  William Rogers

with a copy to:      Simpson Thacher & Bartlett
                     425 Lexington Avenue
                     New York, New York 10017
                     Attention: Gregory J. Ressa

provided that any notice, request or demand to or upon the Agent or Lenders pursuant to subsection 3.1, 3.4, 3.5, 3.6 or 3.11 shall not be effective until received. Any party may change its address by notice to the other parties.

          11.4 Modifications. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in a writing duly executed by Borrower and Agent in accordance with the terms of this Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of Lenders and shall be binding upon Borrower, Lenders, Agent and all future holders of the Notes. In the case of any waiver, Borrower, Lenders and Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.5 Rights Cumulative. All rights, powers and remedies given to Agent and Lenders under this Agreement are cumulative and not alternative, and are in addition to all rights, powers and remedies otherwise afforded Agent and Lenders under all statutes and rules of law (all rights, powers and remedies collectively, "Lenders' Rights"); any forbearance or delay by Agent or Lenders in exercising any of Lenders' Rights shall not be deemed to be a waiver, and the exercise or partial exercise of any of Lenders' Rights shall not preclude the further exercise of any of Lenders' Rights which shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent or Lenders. All representations, warranties and covenants contained in any of the Loan Documents shall survive the making of the Loans.

          11.6 Sign. Prior to the Outside Completion Date, at Lenders' option, Borrower will, to the extent it has the right to do so under the Agency Documents and in compliance with Legal Requirements and at its sole cost and expense, erect and maintain a sign on the Land indicating the source of the construction financing, which sign shall be subject to Agent's and Borrower's reasonable approval.

          11.7 Schedules. The Schedules attached to this Agreement are essential to and are made a part of this Agreement.

          11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lenders, Agent, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          11.9 Governing Law. THIS AGREEMENT IS MADE AND DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          11.10 Submission to Jurisdiction. All judicial actions, suits or proceedings brought against Borrower and its property with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Loan Document or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in any trial or appellate state or federal court of competent jurisdiction in the City of New York. By execution and delivery of this Agreement, Borrower accepts, generally and unconditionally, the non-exclusive jurisdiction of such courts and irrevocably waives, and agrees not to plead or claim, any objection that it may ever have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court. Borrower irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Agreement or any of the other Loan Documents, may be effected by mailing to Borrower a copy by registered or certified mail or any substantially similar form of mail, postage prepaid, to Borrower at its address set forth in subsection 11.3 or at such other address of which Lenders shall have been notified in accordance with the terms of such subsection. Such service shall be effective ten days after such mailing. Such service will be effective and binding service in every respect. Borrower shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. Borrower irrevocably waives any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or in the future have to the bringing of any such action or proceeding in any such jurisdiction. Nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          11.11 WAIVERS OF JURY TRIAL. BORROWER, Agent AND LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.12 Captions. The captions in this Agreement are for convenience of reference only, and in no way limit or amplify the provisions of this Agreement.

          11.13 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 19(a)(v) of the Mortgage, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest therein, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by

Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          11.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Agent.

          11.15 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.16 Integration. This Agreement and the other Loan Documents represent the agreement of Borrower, Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Agent or any Lender or Borrower relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.17 Cure Rights of Agency. Lenders agree that the Agency shall have the right to cure any Default hereunder and under the other Loan Documents during the applicable cure period provided herein and in the other Loan Documents and Lenders shall accept such cure by the Agency. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any obligation to provide a notice of default to the Agency.

          11.18 Exculpation. Notwithstanding anything to the contrary contained in this Agreement, the Notes, the Security Documents, any other Loan Documents or any certificates, documents or instruments executed in connection with the Loan, except as provided below, (a) no partner in Borrower nor any partner, director, officer, trustee, shareholder, member, employee or principal in any such partner, nor any of their successors and assigns (collectively, "Exculpated Persons") shall have any personal liability for the payment of the Notes or any other fee, charge or other amount which may become due under this Agreement, the Notes, the Security



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                                                                              70



Documents or the other Loan Documents or for the performance of the obligations under this Agreement, the Notes, the Security Documents or the other Loan Documents and (b) Lenders' and Agent's sole recourse shall be against Borrower, all of Borrower's assets, Borrower's interests in the Trust Property, the security of any of the other Security Documents and Guarantor under the Guaranties, and no deficiency judgment or judgment for payment of money or damages shall lie against any Exculpated Person in any suit or action to collect on the Notes or to foreclose upon the Mortgage or to realize upon the security of any of the other Security Documents; provided, however, that the foregoing shall not apply to liability (to the extent hereafter provided) arising from:

          (a) the fraudulent acts and intentional misrepresentations of any Exculpated Persons;

          (b) the failure of Borrower during the continuance of an Event of Default to apply the rents, income and other revenues of the Trust Property to the payment of real estate taxes, operating expenses, maintenance and other expenses of the Trust Property in accordance with the terms of the Mortgage and to amounts due under the Loan Documents, to the extent of the funds not so applied; and

          (c) the willful failure of Borrower to apply or use any insurance proceeds or condemnation awards or proceeds of any taking under power of eminent domain or conveyance in lieu thereof in accordance with the terms of the Mortgage, to the extent of the awards or proceeds not so applied.

Nothing contained in this paragraph shall (i) prevent Lenders' full recourse against Borrower, all of Borrower's assets and Borrower's interests in the Trust Property and the security of any of the other Loan Documents, (ii) impair the validity of the indebtedness evidenced by the Notes, (iii) except as set forth in this paragraph, in any way affect or impair the right of the holder of the Notes, the Security Documents or any of the other Loan Documents to exercise any or all of its rights under the Notes, the Security Documents or any of the other Loan Documents, or affect or impair the obligations of Borrower hereunder so long as recourse to any Exculpated Person is limited as aforesaid and (iv) modify, qualify or affect in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any Person under any guaranty of payment or other guaranty now or hereafter executed and delivered to Agent or Lenders in connection with the Loan.

          11.19 Non-Recourse to TRG Partners. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this subsection, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the



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                                                                              71



constituent partners of the Guarantor and their successors or assigns (said constituent partners of the Guarantor and their successors or assigns for purposes of this subsection, hereinafter referred to, individually and collectively, as the "TRG Partners") and each Lender expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners, provided, however, that nothing in this subsection shall be deemed to: (i) release the Guarantor or Borrower from any personal liability pursuant to, or from any of its respective obligations under this Agreement or the Guaranties or the other Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (ii) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions; (iii) constitute a waiver or impairment of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (iv) limit the right of Agent and/or the Lenders to proceed against or realize upon any collateral now or hereafter given for the Loans or any and all of the assets of Borrower or the Guarantor (notwithstanding the fact that the TRG Partners have an ownership interest in Borrower and the Guarantor and, thereby, an interest in the assets of Borrower and the Guarantor) or to name Borrower or the Guarantor (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or the Guarantor or any collateral now or hereafter given for the Loans, any of the TRG Partners) as a party defendant in, and to enforce against any collateral now or hereafter given for the Loans and/or assets of Borrower or the Guarantor any judgment obtained by Agent and/or the Lenders with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Agent's and/or the Lenders' rights against any collateral now or hereafter given for the Loans or Guarantor, but not otherwise) or shall be enforced against the TRG Partners, their successors and assigns, or their assets.





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                                                                              72



            TO CONFIRM THEIR AGREEMENT, this Agreement has been duly executed by Lenders, Borrower and Agent as of the date first written above.

                              BAYERISCHE HYPOTHEKEN- UND WECHSEL-
                                BANK, AKTIENGESELLSCHAFT, NEW YORK
                                BRANCH

                              By: /s/ William J. Rogers
                                 ---------------------------------
                                  Name: William J. Rogers
                                  Title: Vice President

                              By: /s/ Stephen G. Melidones
                                 ----------------------------------
                                  Name: Stephen G. Melidones
                                  Title: Assistant Vice President



                              TAUBMAN MACARTHUR ASSOCIATES LIMITED
                                PARTNERSHIP

                                    By:   Taubman Realty Group Limited
                                          Partnership, its general partner


                                    By: /s/ Shire Rothbart
                                       -----------------------------
                                       Name: Shire Rothbart
                                       Title: Authorized Signatory